Exhbit 99.1

ADOPTION AGREEMENT #001
NON-STANDARDIZED 401(K)/PROFIT SHARING PLAN

The undersigned adopting employer hereby adopts this Plan and its related Trust.  The Plan and Trust are intended to qualify as a tax-exempt profit-sharing plan and trust under Code sections 401(a) and 501(a), respectively, and the cash-or-deferred arrangement forming part of the Plan is intended to qualify under Code section 401(k).  The Plan shall consist of this Adoption Agreement, its related Basic Plan Document and any related Appendix and Addendum to the Adoption Agreement.  Unless otherwise indicated, all Section references are to Sections in the Basic Plan Document.

COMPANY INFORMATION

1.	Name of adopting employer (Plan Sponsor): HeritageBank of the South
2.	Address	200 Loftus Drive
3.	City: Albany 4. State: GA 5. Zip:31705
6.	Phone number: 229 878-3303 7. Fax number: 229 888-8296
8.	Plan Sponsor EIN: 58-0679647
9.	Plan Sponsor fiscal year end: December 31
10a.	Plan Sponsor entity type:
i.	[ X ] C Corporation
ii.	[ ] S Corporation
iii.	[ ] Non Profit Organization
iv.	[ ] Partnership
v.	[ ] Limited Liability Company
vi.	[ ] Limited Liability Partnership
vii.	[ ] Sole Proprietorship
viii.	[ ] Union
ix.	[ ] Government Agency
x.	[ ] Other: __________ (must be a legal entity recognized under the Code)
10b.	If 10a.viii (Union) is selected, enter name of the representative of the parties who established or maintain the Plan: __________
11.	State of organization of Plan Sponsor: Georgia
12a.	The Plan Sponsor is a member of an affiliated service group:
[  ]  Yes  [ X ]  No
12b.	If 12a is "Yes", list all members of the group (other than the Plan Sponsor): __________
13a.	The Plan Sponsor is a member of a controlled group:
[  ]  Yes  [ X ]  No
13b.	If 13a is "Yes", list all members of the group (other than the Plan Sponsor): __________

PLAN INFORMATION

A.	GENERAL INFORMATION.

1.	Plan Number:	002
2.	Plan name:	a. HeritageBank of the South 401(k) Plan
b. __________
3.	Effective Date:
3a.	Original effective date of Plan: April 1, 1997
NOTE: The date specified in A.3a for a new plan may not be earlier than the first day of the Plan Year during which the Plan is adopted by the Plan Sponsor.
3b.	Is this a restatement of a previously-adopted plan:
[ X ]  Yes  [  ]  No
3c.	If A.3b is "Yes", effective date of Plan restatement: January 1, 2009.
NOTE: If A.3b is "No", the Effective Date of the terms of this document shall be the date specified in A.3a, otherwise the date specified in A.3c; provided, however, that when a provision of the Plan states another effective date, such stated specific effective date shall apply as to that provision.  The date specified in A.3c for an amended and restated plan (including the initial EGTRRA restatement) may not be earlier than the first day of the Plan Year during which the amended and restated Plan is adopted by the Plan Sponsor.
4a.	Plan Year means each 12-consecutive month period ending on December 31(e.g. December 31).
NOTE: If C.60a. is "Yes" (the Plan is intended to be a SIMPLE 401(k) Plan, the Plan Year must be the calendar year.
4b.	The Plan has a short Plan Year:
[  ]  Yes  [ X ]  No
4c.	If A.4b is "Yes", the short Plan Year begins __________ and ends __________.
5.	Limitation Year means:
i.	[ X ] Plan Year
ii.	[ ] calendar year
iii.	[ ] tax year of the Plan Sponsor
6a.	The Plan is frozen as to eligibility and benefits
[  ]  Yes  [ X ]  No
6b.	If A.6a is "Yes", enter the date the Plan was frozen __________.
NOTE: If A.6a is "Yes", no Eligible Employee shall become a Participant, no Participant shall be eligible to further participate in the Plan and no contributions shall accrue as of the date specified in A.6b.

Plan Features

NOTE:  If the Plan is a profit sharing plan only, check A.10 through A.12 "No" and A.13 "Yes".
10a.
Elective Deferrals.  Elective Deferrals are permitted (Section 4.01) (If "No", questions regarding Elective Deferrals, Voluntary Contributions, Matching Contributions and 401(k) safe harbor contributions are disregarded and no Elective Deferrals, Voluntary Contributions, Matching Contributions or 401(k) safe harbor contributions shall be permitted - A.10b, A.11 and A.12 shall be deemed to be "No".):

[ X ]  Yes  [  ]  No
10b.	If A.10a is "Yes", the Final 401(k) Regulations issued on December 29, 2004 shall be effective for Plan Years beginning on or after: January 1, 2006.
NOTE: The effective date may not be earlier than January 1, 2005.
10c.	If A.10a is "Yes", Roth Elective Deferrals are permitted:
[  ]  Yes  [ X ]  No
10d.	If A.10a is "Yes" and A.10c is "Yes", enter the effective date for Roth Elective Deferrals: __________.
NOTE: The effective date may not be earlier than January 1, 2006.
11.	Voluntary Contributions. Voluntary (after-tax) Contributions are permitted (Section 4.01) (If "No", questions regarding Voluntary Contributions are disregarded.):
i.	[ ] Yes
ii.	[ X ] No
iii.	[ ] Formerly Allowed
12.	Matching Contributions. Matching Contributions are permitted (Section 4.02) (If "No", questions regarding Matching Contributions are disregarded.):
[ X ]  Yes  [  ]  No
13.	Profit Sharing Contributions. Profit Sharing Contributions are permitted. (Section 4.03) (If "No", questions regarding Profit Sharing Contributions are disregarded.):
[  ]  Yes  [ X ]  No
14a.	The effective date of all of the Plan features specified in A.10a, A.11, A.12 and A.13 is on or before the Effective Date specified in A.3:
[ X ]  Yes  [  ]  No
14b.	If A.14a is "No", specify the special effective date(s) which occur after the Effective Date specified in A.3: __________.
NOTE: Unless a later date is specified in A.14b, Elective Deferrals shall be effective as of the date of the execution of an amendment/restatement that first provides for Elective Deferrals.
14c.	If a previous plan amendment eliminated one of more of the features specified in A.10a, A.11, A.12 and A.13, specify any provisions that apply to the eliminated Plan features: __________.
NOTE: For example, if the Plan previously allowed Elective Deferrals, A.14c could be used to specify that Elective Deferrals may be withdrawn upon attainment of a specified age as provided in F.20 - F.23.

Compensation

15a.	Definition of Compensation:
i.
[ X ]  W-2.  Wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052.

ii.	[ ] Withholding. Wages within the meaning of Code section 3401(a) for the purposes of income tax withholding at the source.
iii.	[ ] 415 Safe Harbor. Only those items specified in Treas. Reg. section 1.415-2(d)(2)(i) and excluding all of those items listed in Treas. Reg. section 1.415-2(d)(3).
15b.	For purposes of allocating Matching Contributions and Nonelective Contributions, Compensation is determined over the period specified below ending with or within the Plan Year:
[ X ]  Plan Year  [  ]  calendar year  [  ]  Plan Sponsor Fiscal Year  [  ]  Limitation Year
NOTE: Must be "Plan Year" if A.20a (exclude compensation before entry) is "Yes".  If "Plan Year" is not selected, for Employees whose date of hire is less than 12 months before the end of the 12-month period designated, Compensation will be determined over the Plan Year.
NOTE: If the Plan is intended to be a safe harbor 401(k) plan (C.1a is not "No"), only Plan Year or calendar year may be selected.
16a.	Include Post Severance Compensation in definition of Compensation:
[ X ]  Yes  [  ]  No
NOTE: This election will also apply for purposes of Testing Compensation.
16b.	If A.16a is "Yes", Post Severance Compensation is included for the following purposes:
i.	[ X ] Elective Deferrals and Voluntary Contributions.
ii.	[ X ] Matching Contributions.
iii.	[ X ] Nonelective Contributions.
16c.	If A.16a is "Yes", effective date of inclusion of Post Severance Compensation shall be Limitation Years beginning on or after: January 1, 2008 (must be no earlier than 2005).
17a.	Determine Compensation using Post Year End Compensation:
[  ]  Yes  [ X ]  No
NOTE: If "Yes" is selected, amounts earned during the current year and paid during the first few weeks of the next year will be included in current year Compensation. This election will also apply for purposes of Testing Compensation.

17b.	If A.17a is "Yes", effective date of inclusion of Post Year End Compensation shall be Limitation Years beginning on or after: __________ (must be no earlier than 2005).
18a.	Include deferrals in definition of Compensation:
[ X ]  Yes  [  ]  No
Unless "No" is checked, Compensation shall also include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457.
18b.	If A.18a is "Yes", deferrals are included for the following purposes:
i.	[ X ] Matching Contributions.
ii.	[ X ] Nonelective Contributions.
NOTE: Deferrals listed in A.18a are always included in the definition of Compensation for purposes of Elective Deferrals and Voluntary Contributions.
19.	Include deemed Code section 125 compensation in definition of Compensation:
[  ]  Yes  [ X ]  No

Compensation Exclusions

20a.	Exclude pay earned before participation in Plan from definition of Compensation:
[ X ]  Yes  [  ]  No
Unless "No" is checked, Compensation shall include only that compensation which is actually paid to the Participant by the Company during that part of the Plan Year the Participant is eligible to participate in the Plan.  Otherwise, Compensation shall include that compensation which is actually paid to the Participant by the Company during the Plan Year.
20b.	The exclusion listed in A.20a applies for the following purposes:
i.	[ X ] Matching Contributions.
ii.	[ X ] Nonelective Contributions.
21a.	Exclude certain fringe benefits from definition of Compensation:
[ X ]  Yes  [  ]  No
If "Yes" is checked, Compensation shall exclude all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits.
21b.	The exclusion listed in A.21a applies for the following purposes:
i.	[ X ] Elective Deferrals and Voluntary Contributions.
ii.	[ X ] Matching Contributions.
iii.	[ X ] Nonelective Contributions.
22a.	Exclude other pay from definition of Compensation for the following Participants:
i.	[ X ] None
ii.	[ ] Highly Compensated Employees only
iii.	[ ] All Participants
NOTE: If A.22a.iii (All Participants) is selected, the definition of Compensation will not be a safe harbor definition within the meaning of Treas. Reg. 1.414(s)-1(c) and A.22a.iii may not be selected if the Plan uses an integrated formula.
22b.
If A.22a.ii or iii is selected, describe other pay excluded from definition of Compensation and indicate for what purposes (e.g., Elective Deferrals, Matching, etc.) the Compensation is excluded: __________.

NOTE: The pay specified above must be objectively determinable and may not be specified in a manner that is subject to Company discretion.
NOTE: If the Plan is intended to be a safe harbor 401(k) plan (C.1a is not "No"), the Compensation used to allocate the safe harbor contributions must be safe harbor compensation within the meaning of Treas. Reg. 1.401(k)-3(b)(2).

Testing Compensation

23.	Definition of Testing Compensation:
i.
[ X ]  W-2.  Wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052.

ii.	[ ] Withholding. Wages within the meaning of Code section 3401(a) for the purposes of income tax withholding at the source.
iii.	[ ] 415 Safe Harbor. Only those items specified in Treas. Reg. section 1.415-2(d)(2)(i) and excluding all of those items listed in Treas. Reg. section 1.415-2(d)(3).
NOTE: See A.16 and A.17 to determine if Testing Compensation will include Post Severance Compensation and/or be determined using Post Year End Compensation.
24.	Include deemed Code section 125 compensation in definition of Testing Compensation:
[  ]  Yes  [ X ]  No

Highly Compensated Employee

25.	Use top-paid group election in determining Highly Compensated Employees:
[  ]  Yes  [ X ]  No

26.	Use calendar year beginning with or within the preceding Plan Year in determining Highly Compensated Employees:
[  ]  Yes  [ X ]  No

Other Definitions

27.	Definition of Disability:
i.
[  ]  The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

ii.	[ ] The determination by the Social Security Administration that the Participant is eligible to receive disability benefits under the Social Security Act.
iii.
[ X ]  The Participant suffers from a physical or mental impairment that results in his inability to engage in any occupation comparable to that in which the Participant was engaged at the time of his disability.  The permanence and degree of such impairment shall be supported by medical evidence.

iv.	[ ] The Participant is eligible to receive benefits under a Company-sponsored disability plan.
v.	[ ] The Participant is mentally or physically disabled under a written non-discriminatory policy.
28.	Name of state or commonwealth for choice of law (Section 14.05): Georgia

B.	ELIGIBILITY.

Exclusions

The term "Eligible Employee" shall not include (Check items B.1a - B.4a as appropriate):
1a.
[  ]  Union.  Any Employee who is included in a unit of Employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining, and if the collective bargaining agreement does not provide for participation in this Plan.

1b.	The exclusion listed in B.1a for union employees applies for the following purposes:
i.	[ ] Elective Deferrals and Voluntary Contributions.
ii.	[ ] Matching Contributions.
iii.	[ ] Profit Sharing Contributions.
2a.	[ ] Any Leased Employee (as defined in Article 2).
2b.	The exclusion listed in B.2a for Leased Employees applies for the following purposes:
i.	[ ] Elective Deferrals and Voluntary Contributions.
ii.	[ ] Matching Contributions.
iii.	[ ] Profit Sharing Contributions.
3a.
[  ]  Non-Resident Alien.  Any Employee who is a non-resident alien who received no earned income (within the meaning of Code section 911(d)(2)) which constitutes income from services performed within the United States (within the meaning of Code section 861(a)(3)).

3b.	The exclusion listed in B.3a for non-resident aliens applies for the following purposes:
i.	[ ] Elective Deferrals and Voluntary Contributions.
ii.	[ ] Matching Contributions.
iii.	[ ] Profit Sharing Contributions.
4a.	[ ] Other. Other Employees described in B.4b.
4b.
If B.4a is selected, describe other excluded Employees from definition of Eligible Employee and indicate for what purposes (e.g., Elective Deferrals, Matching, etc.) the Employees are excluded: __________.

NOTE: See Section 3.06(a) for rules regarding excluded employees.
5.	Opt-Out. An Employee may not irrevocably elect not to participate in the Plan: All prior irrevocable elections shall remain in effect after the date of adoption of the Plan.

Other Employer Service

6a.	Count a maximum of five years service with employers other than the Employer for eligibility purposes:
[ X ]  Yes  [  ]  No
6b.
If B.6a is "Yes", list other employers and indicate for what purposes (e.g., Elective Deferrals, Matching, etc.) the service applies: Employees employed by a bank on the date of receivership by the FDIC where HeritageBank of the South is the assuming institution. Also, any employees of branches that are acquired from another bank.

Break in Service

7a.
Rule of parity.  If an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions, exclude eligibility service before a period of five (5) consecutive One-Year Breaks in Service/Periods of Severance.

[  ]  Yes  [ X ]  No
7b.
One-year holdout.  (Applies for purposes of eligibility to receive Matching Contributions and Profit Sharing Contributions only).  If an Employee has a One-Year Break in Service/Period of Severance, exclude eligibility service before such period until the Employee has completed a Year of Eligibility Service after returning to employment with the Employer.

[  ]  Yes  [ X ]  No

Special Participation Date

8a.	Allow immediate participation for all Eligible Employees employed on the date specified in B.8b:
[  ]  Yes  [ X ]  No
8b.	If B.8a is "Yes", all Eligible Employees employed on __________ shall become eligible to participate in the Plan as of __________.
8c.	If B.8a is "Yes", does the Plan provide any conditions or limitations on immediate participation:
[  ]  Yes  [  ]  No
8d.	If B.8a is "Yes" and B.8c is "Yes", describe the conditions or limitations and indicate for what purposes (e.g., Elective Deferrals, Matching, etc.) the conditions or limitations apply: __________.

Eligibility Service Computation Rules

NOTE: The responses to B.9 are used only to the extent that the Plan determines eligibility service by the hour of service method.
9a.	Eligibility Computation Period switch to Plan Year:
[ X ]  Yes  [  ]  No
9b.	Select hours equivalency for eligibility purposes:
i.	[ X ] None
An Employee shall be credited with the following service with the Employer:
ii.	[ ] 10 Hours of Service for each day or partial day
iii.	[ ] 45 Hours of Service for each week or partial week
iv.	[ ] 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	[ ] 190 Hours of Service for each month or partial month
9c.	If B.9b.i is not selected, the hours equivalency selected in B.9b shall apply to:
i.	[ ] All Employees
ii.	[ ] Only Employees not paid on a per-hour basis.

Elective Deferrals/Voluntary Contributions

An Eligible Employee shall be eligible to make Elective Deferrals/Voluntary Contributions (if permitted pursuant to A.10/A.11) at the time specified in B.13 upon meeting the requirements of B.10 through B.12 (Section 3.01):
10.	Minimum age requirement for Elective Deferrals/Voluntary Contributions: 21 (21 maximum - leave blank or enter "0" if none)
11a.	Minimum service requirement for Elective Deferrals/Voluntary Contributions:
i.	[ X ] None
ii.	[ ] Completion of One Year of Eligibility Service (See B.11c for hours of service required for a year of service if the Plan does not use the Elapsed Time method in B.11b)
iii.	[ ] Completion of __________ Hours of Service (not more than 1,000) in a _____ month period (Not to exceed 12.)
iv.	[ ] Completion of __________ Hours of Service (not to exceed 1,000) within a twelve month period.
v.	[ ] Completion of __________ months of service (not to exceed 12 months--elapsed time only).
NOTE: If B.11a.iii - B.11a.v is selected, the service requirement under B.11a shall be deemed met no later than the end of an Eligibility Computation Period during which the Eligible Employee completes 1,000 Hours of Service; provided, that the individual is an Eligible Employee on the applicable entry date. Service taken into account for purposes of B.11a shall be determined under the terms and conditions as is specified for determining a Year of Eligibility Service.
NOTE: If B.11a.iv is selected, the service requirement under B.11a shall be deemed met at the time the specified number of Hours of Service are completed.
11b.
Eligibility service computation method for Elective Deferrals. (Unless B.11b.ii (Elapsed Time) is selected, the Plan will use the Hours of Service method for determining eligibility service for Elective Deferrals:

i.	[ ] Hours of Service
ii.	[ ] Elapsed Time
11c.
If B.11a.ii is selected and if B.11b is "Hours of Service", enter the number of Hours of Service necessary for Year of Eligibility Service for purposes of Elective Deferrals: ___________ (Not more than 1,000. If left blank, the Plan will use 1,000 Hours of Service.)

12a.	In addition to the foregoing, the Plan provides for additional requirements for eligibility to make Elective Deferrals/Voluntary Contributions:
[  ]  Yes  [ X ]  No
12b.	If B.12a is "Yes", describe any other eligibility requirements: __________.
NOTE: See Section 3.06 for rules regarding eligibility requirements.
13a.	Frequency of entry dates for Elective Deferrals/Voluntary Contributions:
i.	[ X ] An Eligible Employee shall become a Participant eligible to make Elective Deferrals/Voluntary Contributions immediately upon meeting the requirements of B.10 through B.12.
ii.	[ ] first day of each calendar month
iii.	[ ] first day of each plan quarter
iv.	[ ] first day of the first month and seventh month of the Plan Year
v.	[ ] first day of the Plan Year
vi.	[ ] the dates specified in B.13c.
13b.
If B.13a.i and B.13a.vi (immediate entry/dates specified in B.13c) are not selected, an Eligible Employee shall become a Participant eligible to make Elective Deferrals/Voluntary Contributions on the entry date selected in B.13a that is:

i.	[ ] coincident with or next following
ii.	[ ] next following
the date the requirements of B.10 through B.12 are met.

13c.	If B.13a.vi (dates specified in B.13c) is selected, describe the other entry dates: __________.
NOTE: See Section 3.06(b) for rules regarding entry dates.

Matching Contributions

An Eligible Employee shall be eligible to receive an allocation of Matching Contributions (if permitted pursuant to A.12) at the time specified in B.23 upon meeting the requirements of B.20 through B.22 (Section 3.02):
20.	Minimum age requirement for Matching Contributions: 21 (21 maximum - leave blank or enter "0" if none)
21a.
Minimum service requirement for Matching Contributions (Cannot exceed 1 year, unless the Plan provides a nonforfeitable right to 100% of the Participant's Matching Contribution Account balance after not more than 2 years of service, in which case up to 2 years is permitted):

i.	[ ] None
ii.	[ X ] Completion of one (1) Year of Eligibility Service (Not to exceed 2. See B.21c for hours of service required for a year of service if the Plan does not use the Elapsed Time method in B.21b)
iii.	[ ] Completion of __________ Hours of Service (not more than 1,000) in a _____ month period (Not to exceed 12.)
iv.	[ ] Completion of __________ Hours of Service (not to exceed 1,000) within a twelve month period.
v.	[ ] Completion of __________ months of service (not to exceed 24 months--elapsed time only).
NOTE: If 1-1/2 Years of Eligibility Service is selected, an Eligible Employee shall be deemed to earn 1/2 Year of Eligibility Service on the date that is six months after the end of the Eligibility Computation Period during which he earns his first Year of Eligibility Service; provided, that the individual is an Eligible Employee on the applicable entry date. Other fractional years may not be used.
NOTE: If B.21a.iii - B.21a.v is selected, the service requirement under B.21a shall be deemed met no later than the end of an Eligibility Computation Period during which the Eligible Employee completes 1,000 Hours of Service; provided, that the individual is an Eligible Employee on the applicable entry date. Service taken into account for purposes of B.21a shall be determined under the terms and conditions as is specified for determining a Year of Eligibility Service.
NOTE: If B.21a.iv is selected, the service requirement under B.21a shall be deemed met at the time the specified number of Hours of Service are completed.
21b.
Eligibility service computation method for Matching Contributions. (Unless B.21b.ii (Elapsed Time) is selected, the Plan will use the Hours of Service method for determining eligibility service for Matching Contributions:

i.	[ X ] Hours of Service
ii.	[ ] Elapsed Time
21c.
If B.21a.ii is selected and if B.21b is "Hours of Service", enter the number of Hours of Service necessary for Year of Eligibility Service for purposes of Matching Contributions: 1000 (Not more than 1,000. If left blank, the Plan will use 1,000 Hours of Service.)

22a.	In addition to the foregoing, the Plan provides for additional requirements for eligibility to receive allocations of Matching Contributions:
[  ]  Yes  [ X ]  No
22b.	If B.22a is "Yes", describe any other eligibility requirements: __________.
NOTE: See Section 3.06 for rules regarding eligibility requirements.
23a.	Frequency of entry dates for Matching Contributions:
i.	[ ] An Eligible Employee shall become a Participant eligible to receive an allocation of Matching Contributions immediately upon meeting the requirements of B.20 through B.22.
ii.	[ ] first day of each calendar month
iii.	[ ] first day of each plan quarter
iv.	[ X ] first day of the first month and seventh month of the Plan Year
v.	[ ] first day of the Plan Year
vi.	[ ] the dates specified in B.23c.
23b.
If B.23a.i and B.23a.vi (immediate entry/dates specified in B.23c) are not selected, an Eligible Employee shall become a Participant eligible to receive an allocation of Matching Contributions on the entry date selected in B.23a that is:

i.	[ X ] coincident with or next following
ii.	[ ] next following
iii.	[ ] coincident with or immediately preceding
iv.	[ ] immediately preceding
v.	[ ] nearest to
the date the requirements of B.20 through B.22 are met.
23c.	If B.23a.vi (dates specified in B.23c) is selected, describe the other entry dates: __________.
NOTE: See Section 3.06(b) for rules regarding entry dates.
NOTE: If C.1a.ii is selected (safe harbor match), the conditions specified in B.20 - B.23 may not be less favorable than those specified in B.10 - B.13 except to the extent that Section 5.03(g) applies.

Profit Sharing Contributions

An Eligible Employee shall be eligible to receive an allocation of Profit Sharing Contributions (if permitted pursuant to A.13) at the time specified in B.33 upon meeting the requirements of B.30 through B.32 (Section 3.03(a)):
30.	Minimum age requirement for Profit Sharing Contributions: __________ (21 maximum - leave blank or enter "0" if none)
31a.
Minimum service requirement for Profit Sharing Contributions (Cannot exceed 1 year, unless the Plan provides a nonforfeitable right to 100% of the Participant's Profit Sharing Contribution Account balance after not more than 2 years of service, in which case up to 2 years is permitted.):

i.	[ ] None
ii.	[ ] Completion of ______ Year(s) of Eligibility Service (Not to exceed 2. See B.31c for hours of service required for a year of service if the Plan does not use the Elapsed Time method in B.31b)
iii.	[ ] Completion of __________ Hours of Service (not more than 1,000) in a _____ month period (Not to exceed 12.)
iv.	[ ] Completion of __________ Hours of Service (not to exceed 1,000) within a twelve month period.
v.	[ ] Completion of __________ months of service (not to exceed 24 months--elapsed time only).
NOTE: If 1-1/2 Years of Eligibility Service is selected, an Eligible Employee shall be deemed to earn 1/2 Year of Eligibility Service on the date that is six months after the end of the Eligibility Computation Period during which he earns his first Year of Eligibility Service; provided, that the individual is an Eligible Employee on the applicable entry date. Other fractional years may not be used.
NOTE: If B.31a.iii - B.31a.v is selected, the service requirement under B.31a shall be deemed met no later than the end of an Eligibility Computation Period during which the Eligible Employee completes 1,000 Hours of Service; provided, that the individual is an Eligible Employee on the applicable entry date. Service taken into account for purposes of B.31a shall be determined under the terms and conditions as is specified for determining a Year of Eligibility Service.
NOTE: If B.31a.iv is selected, the service requirement under B.31a shall be deemed met at the time the specified number of Hours of Service are completed.
31b.
Eligibility service computation method for Profit Sharing Contributions. (Unless B.31b.ii (Elapsed Time) is selected, the Plan will use the Hours of Service method for determining eligibility service for Profit Sharing Contributions:

i.	[ ] Hours of Service
ii.	[ ] Elapsed Time
31c.
If B.31a.ii is selected and if B.31b is "Hours of Service", enter the number of Hours of Service necessary for Year of Eligibility Service for purposes of Profit Sharing Contributions: ___________ (Not more than 1,000. If left blank, the Plan will use 1,000 Hours of Service.)

32a.	In addition to the foregoing, the Plan provides for additional requirements for eligibility to receive allocations of Profit Sharing Contributions:
[  ]  Yes  [  ]  No
32b.	If B.32a is "Yes", Describe any other eligibility requirements: __________.
NOTE: See Section 3.06 for rules regarding eligibility requirements.
33a.	Frequency of entry dates for Profit Sharing Contributions:
i.	[ ] An Eligible Employee shall become a Participant eligible to receive an allocation of Profit Sharing Contributions immediately upon meeting the requirements of B.30 through B.32.
ii.	[ ] first day of each calendar month
iii.	[ ] first day of each plan quarter
iv.	[ ] first day of the first month and seventh month of the Plan Year
v.	[ ] first day of the Plan Year
vi.	[ ] the dates specified in B.33c.
33b.
If B.33a.i and B.33a.vi (immediate entry/dates specified in B.33c) are not selected, an Eligible Employee shall become a Participant eligible to receive an allocation of Profit Sharing Contributions on the entry date selected in B.33a that is:

i.	[ ] coincident with or next following
ii.	[ ] next following
iii.	[ ] coincident with or immediately preceding
iv.	[ ] immediately preceding
v.	[ ] nearest to
the date the requirements of B.30 through B.32 are met.
33c.	If B.33a.vi (dates specified in B.33c) is selected, describe the other entry dates: __________.
NOTE: See Section 3.06(b) for rules regarding entry dates.

C.           CONTRIBUTIONS

ADP/ACP Safe Harbor

1a.	If A.10 is "Yes" (Elective Deferrals are permitted), is this a safe-harbor plan exempt from most testing:
i.	[ X ] No
ii.	[ ] Yes - safe harbor match (See C.20 through C.24 and C.26a-d)
iii.	[ ] Yes - minimum 3% nonelective contribution pursuant to Section 4.04(a)(1)
iv.	[ ] Yes - minimum 3% nonelective contribution pursuant to Section 4.04(a)(2) but only if the Plan Sponsor amends the Plan and provides a supplemental notice.
v.	[ ] Yes - to another plan
NOTE: If C.1a.ii (safe harbor match) is selected, the fixed contributions described in C.26a-d are 100% vested and, if inservice withdrawals are permitted pursuant to Section F, may not be withdrawn before age 59-1/2.
NOTE: If C.1a.iv (3% with amendment) is selected and the Plan is not amended for an applicable Plan Year, the Plan will not be subject to any of the conditions and/or limitations that apply to safe harbor 401(k) plans.
1b.	If C.1a.i is not selected, indicate the safe harbors the Plan is intended to satisfy:
i.	[ ] ADP (Code section 401(k)(12)) and ACP (Code section 401(m)(11))
ii.	[ ] ADP (Code section 401(k)(12)) only
NOTE: If C.1b.ii (ADP only) is selected, the Plan will not be subject to any of the conditions and/or limitations that apply to the ACP safe harbor of Code section 401(m)(11).
2.	If C.1a.i is not selected, enter effective date of safe harbor provisions: __________ (The effective date must comply with applicable IRS guidance.)

NOTE: A safe harbor Plan Year must be twelve months long or at least three months long if it is the first Plan Year of a newly established plan.  If a cash or deferred arrangement is added to an existing plan, the cash or deferred arrangement (and safe harbor features) must be effective no later than three months prior to the end of the Plan Year.
3.	If C.1a.v (to another plan) is selected, name of other plan to which safe harbor contributions are made: __________.
NOTE: The other plan must use the same Plan Year as the Plan.
4a.	If C.1a.iii or C.1a.iv (3% nonelective) is selected, safe harbor nonelective contributions will be made on behalf of:
i.	[ ] All Participants
ii.	[ ] Participants who are Nonhighly Compensated Employees
iii.	[ ] Participants who are Non-Key Employees
iv.	[ ] Participants who have met the greatest minimum age and service conditions permitted under Code section 410(a)(1)(A) before the first day of the seventh month of the Plan Year.
4b.	If C.1a.iii or C.1a.iv (3% nonelective) is selected and C.4a.i (all Participants) is selected, require service for Highly Compensated Employees to receive safe harbor nonelective contribution:
[  ]  Yes  [  ]  No
4c.
If C.1a.iii or C.1a.iv (3% nonelective) is selected, C.4a.i (all Participants) is selected and C.4b is "Yes", Hours of Service required in the applicable Plan Year for Highly Compensated Employees to receive safe harbor nonelective contribution: __________ (Not more than 1,000.  If left blank, the Plan will use 1,000 Hours of Service.)

4d.
If C.1a.iii or C.1a.iv (3% nonelective) is selected and C.4a.i (all Participants) is selected, require employment on the last day of Plan Year for Highly Compensated Employees to receive safe harbor nonelective contribution:

[  ]  Yes  [  ]  No

Elective Deferrals

NOTE:  If A.10 is "Yes" (Elective Deferrals are permitted), an Eligible Employee who has met the requirements of B.10 through B.13 shall be eligible to make Elective Deferrals to the Plan as follows (Section 4.01):
5a.	Minimum Elective Deferral contribution: __________% of Compensation (leave blank or enter "0" if none)
5b.	Maximum Elective Deferral contribution: ninety percent (90%) of Compensation. (Not more than 100%. If left blank, the maximum will be 100%)
5c.	Indicate whether the Plan provides for a reduced maximum Elective Deferral contribution for Highly Compensated Employees:
[  ]  Yes  [ X ]  No
5d.	If C.5c is "Yes", enter the reduced maximum Elective Deferral contribution: __________ of Compensation. (Not more than the entry in C.5b.)
6a.	When may Participants modify/start/stop elections regarding Elective Deferrals/Voluntary Contributions:
i.	[ X ] Each pay period
ii.	[ ] Monthly
iii.	[ ] Quarterly
iv.	[ ] Semi Annual
v.	[ ] Annual
vi.	[ ] Pursuant to Plan Administrator procedures (At least once each calendar year)
6b.	May Participants stop election to contribute at any time:
[  ]  Yes  [  ]  No
7a.	Should Plan provide for automatic enrollment: (Section 4.01(g))
i.	[ X ] No
ii.	[ ] Yes - Static percentage
iii.	[ ] Yes - Increasing percentage
7b.	If C.7a.ii or C.7a.iii selected, enter the initial amount of the automatic enrollment (as a percentage of pay): __________.
7c.	If C.7a.iii is selected, the amount specified in C.7b shall increase in the following manner: __________.
NOTE:  For example, if the automatic enrollment amount is 3% for the first year and increases by 1% per year for five years, insert "3%" in C.7b and "increase by 1% in the second through sixth year to a maximum of 8%" in C.7c.
8a.	EGTRRA Catch-up Contributions. Allow Participants to make Catch-up Contributions (Section 5.01(d)):
[ X ]  Yes  [  ]  No
8b.	If C.8a is "Yes", the election shall apply with respect to contributions on or after January 1, 2002. (Enter January 1, 2002 or a later date).
8c.	If C.8a is "Yes", include a Participant's Catch-up Contributions in the definition of Matched Employee Contributions:
i.	[ X ] Yes - Catch-up Contributions specified in C.8a shall be included in the definition of Matched Employee Contributions.
ii.	[ ] No - Catch-up Contributions specified in C.8a shall be excluded from the definition of Matched Employee Contributions.
NOTE: May not be "No" if C.1a.i is not selected (the Plan is a safe harbor plan).

Testing Elections

9a.	Average Deferral Percentage of Nonhighly Compensated Employees are determined using:
i.	[ ] Current year - no exceptions
ii.	[ ] Current year - with exceptions for certain years (See C.9b)
iii.	[ X ] Prior year - no exceptions
iv.	[ ] Prior year - with exceptions for certain years (See C.9b)
NOTE: If C.1a.i is not selected (the Plan is a 401(k) safe harbor plan), then the current year must be used for those Plan Years during which the Plan is subject to the 401(k) safe harbor requirements.

9b.	If C.9a.ii or C.9a.iv (with exceptions) is selected, enter years for which exceptions apply: __________.
NOTE: The years entered may not be earlier than the Effective Date.
9c.	If prior year testing is selected in C.9a for the first year the Plan is a 401(k) plan, designate Nonhighly Compensated Employee percentage for first Plan Year:
i.	[ ] 3%
ii.	[ ] Current year percentages
10a.	Average Contribution Percentage of Nonhighly Compensated Employees are determined using:
i.	[ ] Current year - no exceptions
ii.	[ ] Current year - with exceptions for certain years (See C.10b)
iii.	[ X ] Prior year - no exceptions
iv.	[ ] Prior year - with exceptions for certain years (See C.10b)
NOTE: If C.1a.i is not selected (the Plan is a 401(k) safe harbor plan) and if C.1b.i is selected (Plan is intended to satisfy the ACP safe harbor), then the current year must be used for those Plan Years during which the Plan is subject to the 401(k) safe harbor requirements.
10b.	If C.10a.ii or C.10a.iv (with exceptions) is selected, enter years for which exceptions apply: __________.
NOTE: The years entered may not be earlier than the Effective Date.
10c.	If prior year testing is selected in C.10a for the first year the Plan is a 401(k) plan, designate Nonhighly Compensated Employee percentage for first Plan Year:
i.	[ ] 3%
ii.	[ ] Current year percentages
NOTE: The Plan may use different testing methods under C.9 and C.10 provided the Plan doesn't permit (1) recharacterization of excess contributions, (2) Elective Deferrals to be used in the ACP test under Section 5.02(b) or (3) Qualified Matching Contributions to be used in the ADP test under Section 5.02(a).

Voluntary Contributions

NOTE:  If A.11 is "Yes" (Voluntary Contributions are permitted), an Eligible Employee who has met the requirements of B.10 through B.13 shall be eligible to make Voluntary Contributions to the Plan as follows (Section 4.01):
11.	Minimum Voluntary Contribution: __________ of Compensation (leave blank or enter "0" if none)
12.	Maximum Voluntary Contribution: __________ of Compensation. (Not more than 100%. If left blank, the maximum will be 100%)
13.	Maximum of total combined Elective Deferral/Voluntary Contribution: __________ of Compensation. (Not more than 100%. If left blank, the maximum will be 100%)
14.	Include a Participant's Voluntary Contributions in the definition of Matched Employee Contributions:
i.	[ ] Yes - Voluntary Contributions shall be included in the definition of Matched Employee Contributions.
ii.	[ ] No - Voluntary Contributions shall be excluded from the definition of Matched Employee Contributions.

Matching - Service

NOTE:  If A.12 is "Yes" (Matching Contributions are permitted), an Eligible Employee who has met the requirements of B.20 through B.23 and who has satisfied the following requirements shall be eligible to receive an allocation of Matching Contributions during the applicable Plan Year.
20.
A Participant will be eligible to receive an allocation of Matching Contributions if he or she is employed by the Company on the last day of Plan Year or completes more than __________ (Not more than 500. If left blank, the Plan will use 500) Hours of Service in the applicable Plan Year:

[  ]  Yes - C.21 shall not apply
[ X ]  No - Service and last day requirements shall be determined pursuant to C.21
21a.	If C.20 is "No", require service for a Participant to receive an allocation of Matching Contributions:
[  ]  Yes  [ X ]  No
21b.
If C.20 is "No" and C.21a is "Yes", Hours of Service required in the applicable Plan Year for a Participant to receive an allocation of Matching Contributions: __________ (Not more than 1,000.  If left blank, the Plan will use 1,000 Hours of Service.)

21c.	If C.20 is "No", require employment by the Company on the last day of Plan Year for a Participant to receive an allocation of Matching Contributions:
[  ]  Yes  [ X ]  No
22a.	If C.20 is "Yes" or C.21a is "Yes", select equivalency for purposes of C.20/C.21b:
i.	[ ] None.
An Employee shall be credited with the following service with the Employer:
ii.	[ ] 10 Hours of Service for each day or partial day
iii.	[ ] 45 Hours of Service for each week or partial week
iv.	[ ] 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	[ ] 190 Hours of Service for each month or partial month
22b.	If C.20 is "Yes" or C.21a is "Yes", and if C.22a.i is not selected, the hours equivalency selected in C.22a shall apply to:
i.	[ ] All Employees
ii.	[ ] Only Employees not paid on a per-hour basis.
23a.	Modify Hour of Service requirement and last day requirement in accordance with C.23b for a Participant who Terminates employment with the Employer during the Plan Year due to:
i.	[ ] death.
ii.	[ ] Disability.
iii.	[ ] attainment of Normal Retirement Age.

23b.	Any Hour of Service requirement and last day requirement shall be modified upon the occurrence of the events described in C.23a as follows:
i.	[ ] Waive both the Hour of Service requirement and last day requirement in C.20/C.21.
ii.	[ ] Waive the Hour of Service requirement in C.20/C.21 only
iii.	[ ] Waive last day requirement in C.20/C.21 only
23c.	Indicate whether any modifications shall be made to the requirements specified in C.20 - C.23b:
[  ]  Yes  [ X ]  No
23d.	If C.23c is "Yes", indicate the modifications to be made to the requirements specified in C.20 - C.23b: __________.
24.	Method to fix Matching Contribution Code section 410(b) ratio percentage coverage failures (Section 4.02(d)):
i.	[ ] Do not automatically fix
ii.	[ X ] Add just enough Participants to meet the coverage requirements
iii.	[ ] Add all non-excludable Participants
NOTE: If the Plan is intended to be a safe harbor 401(k) plan by use of a safe harbor matching formula (C.1a.ii is selected) or the plan is intended to satisfy the ACP safe harbor of Code section 401(m)(11) (C.1b.i is selected), no requirements may be specified in C.20 - C.23 to receive an allocation of Matching Contributions.

Matching - Formula

25.
Matching Contribution formula.  The Company's Matching Contribution shall be allocated to eligible Participants who have met the requirements of B.20 through B.23 and C.20 through C.24 as follows (Section 4.02):

i.	[ X ] An amount and allocation formula as determined by the Board
ii.	[ ] Single rate
iii.	[ ] Two rates
iv.	[ ] Years of service
v.	[ ] Special schedule
NOTE: If C.1a.ii (safe harbor match) is selected, C.25.ii, C.25.iii or C.25.v must be selected.
NOTE: The discretionary formula in C.25.i and the special schedule C.25.v must meet the non-discrimination requirements regarding benefits, right or features described in Treas. Reg. 1.401(a)(4)-4.
NOTE: Effective as of the effective date of the Final 401(k) Regulations, a Matching Contribution of a Nonhighly Compensated Employee will not be taken into account in satisfying the requirements of Section 5.02 to the extent it is a disproportionate contribution within the meaning of Treas. Reg. section 1.401(m)-2(a)(5).
26.
If C.25 is "Single rate" or "Two rates", the Company will contribute as a Matching Contribution an amount equal to a. __________% of the Participant's Matched Employee Contributions that are not in excess of b. __________% of the Participant's Compensation;

PLUS (Only if C.25 is "Two rates")
c. __________% of the amount of the Participant's Matched Employee Contributions that exceed the amount described in C.26b of the Participant's Compensation but that do not exceed d. __________% of the Participant's Compensation.
NOTE: If C.1a.ii (safe harbor match) is selected then C.25 and C.26 must be completed so that C.26a is 100%, C.26b is 3%, C.26c is 50% and C.26d is 5% (or, if C.25.v is selected, the special schedule must contain the same minimum formula).  In addition, the Plan Sponsor may also elect a Matching Contribution formula where: (i) the aggregate amount of Matching Contributions at each rate of Matched Employee Contributions is at least equal to the aggregate amount of Matching Contributions which would have been made if the Matching Contributions were made under the formula described in the preceding sentence, and (ii) the rate of Matching Contributions cannot increase as a Participant's Matched Employee Contributions increase.
NOTE: If C.1a.ii (safe harbor match) is selected or if the Plan is intended to satisfy the ACP safe harbor of Code section 401(m)(11), no Highly Compensated Employee can receive a greater rate of Matching Contributions than a Nonhighly Compensated Employee at the same rate of Matched Employee Contributions.
NOTE: If the Plan is intended to satisfy the ACP safe harbor of Code section 401(m)(11) (C.1b.i is selected): (i) the rate of Matching Contributions cannot increase as a Participant's Matched Employee Contributions increase, (ii) Matching Contributions cannot be made on Matched Employee Contributions in excess of six percent (6%) of Compensation, and (iii) the amount of Matching Contributions subject to the Company's discretion shall not exceed four percent (4%) of Compensation.
26e.	If C.25 is "Single rate" or "Two rates", in addition to the Matching Contributions specified in C.26a-d, the Plan shall make additional Matching Contributions:
[  ]  Yes. In accordance with the following formula: __________.
[  ]  No.
26f.	If C.25 is "Single rate" or "Two rates", permit the Board to provide for discretionary Matching Contributions to be made in addition to the foregoing:
[  ]  Yes  [  ]  No
26g.	If C.25 is "Years of service", each Participant shall receive an allocation of Matching Contributions based upon the number of Years of service as specified below:
i.	__________ Years of service	__________ % of Matched Employee Contributions
ii.	__________ Years of service	__________ % of Matched Employee Contributions
iii.	__________ Years of service	__________ % of Matched Employee Contributions
iv.	__________ Years of service	__________ % of Matched Employee Contributions

NOTE: Additional levels of Matching Contributions may be added in an Addendum to the Adoption Agreement. The addition of such Addendum shall not be considered a modification to the Adoption Agreement.
26h.	If C.25 is "Years of service", indicate whether the formula in C.26g applies to all Matched Employee Contributions:
i.	[ ] Yes
ii.	[ ] No - Only Matched Employee Contributions that are not in excess of __________% of the Participant's Compensation shall be matched.
26i.	If C.25 is "Years of service", in determining years of service in C.26g, the following service shall be used:
i.	[ ] Years of Eligibility Service
ii.	[ ] Years of Vesting Service
26j.	If C.25 is "Years of service", please enter the number of Hours of Service necessary to earn a year of service described in C.26i: __________.
26k.
If C.25 is "Special schedule", Matching Contributions shall be made according to the schedule attached as an Addendum to the Adoption Agreement. The addition of such Addendum shall not be deemed to be a modification to the Adoption Agreement.

Matching - Maximum Allocation

27a.	Plan limits Matching Contributions to a maximum amount/percentage in each Plan Year:
i.	[ ] Yes - maximum percentage of Compensation that applies to all Participants
ii.	[ ] Yes - maximum percentage of Compensation that applies to Highly Compensated Employees only
iii.	[ ] Yes - maximum dollar amount that applies to all Participants
iv.	[ ] Yes - maximum dollar amount that applies to Highly Compensated Employees only
v.	[ X ] No
NOTE: If C.1a.ii (Yes - safe harbor match) is selected, then C.27a will be deemed to be "No"
27b.	If C.27a.v (No) is not selected, enter the maximum percentage __________% or dollar amount $__________.

Matching - Allocations

28a.	Matching Contributions are allocated to Participant Accounts at the following time(s):
i.	[ X ] End of Plan Year
ii.	[ ] Semi-annually
iii.	[ ] Quarterly
iv.	[ ] Each calendar month
v.	[ ] Each pay period
vi.	[ ] At such times as may be determined by the Company
NOTE: Any service requirements specified in C.20 through C.23 shall be applied pro rata to the period selected in this C.28. Any last day rule specified in C.20 through C.23 shall be applied as of the end of each period selected in this C.28.
28b.	If C.27a.iii or C.27a.iv (Yes - maximum dollar amount) is selected and C.28a.i (End of Plan Year) is not selected, apply the dollar limit in C.27b:
i.	[ ] On a Plan Year basis only
ii.	[ ] Pro rata as of each period specified in C.28a.

Profit Sharing - Service

NOTE:  If A.13 is "Yes" (Profit Sharing Contributions are permitted), an Eligible Employee who has met the requirements of B.30 through B.33 and who has satisfied the following requirements shall be eligible to receive an allocation of Profit Sharing Contributions during the applicable Plan Year.
30.
A Participant will be eligible to receive an allocation of Profit Sharing Contributions if he or she is employed by the Company on the last day of Plan Year or completes more than __________ (Not more than 500. If left blank, the Plan will use 500) Hours of Service in the applicable Plan Year:

[  ]  Yes - C.31 shall not apply
[  ]  No - Service and last day requirements shall be determined pursuant to C.31
31a.	If C.30 is "No", require service for a Participant to receive an allocation of Profit Sharing Contributions:
[  ]  Yes  [  ]  No
31b.
If C.30 is "No" and C.31a is "Yes", Hours of Service required in the applicable Plan Year for a Participant to receive an allocation of Profit Sharing Contributions: __________ (Not more than 1,000.  If left blank, the Plan will use 1,000 Hours of Service.)

31c.	If C.30 is "No", require employment by the Company on the last day of Plan Year for a Participant to receive an allocation of Profit Sharing Contributions:
[  ]  Yes  [  ]  No
32a.	If C.30 is "Yes" or C.31a is "Yes", select equivalency for purposes of C.30/C.31b:
i.	[ ] None.
An Employee shall be credited with the following service with the Employer:
ii.	[ ] 10 Hours of Service for each day or partial day
iii.	[ ] 45 Hours of Service for each week or partial week
iv.	[ ] 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	[ ] 190 Hours of Service for each month or partial month
32b.	If C.30 is "Yes" or C.31a is "Yes", and if C.32a.i is not selected, the hours equivalency selected in C.32a shall apply to:
i.	[ ] All Employees
ii.	[ ] Only Employees not paid on a per-hour basis.

33a.	Modify Hour of Service requirement and last day requirement in accordance with C.33b for a Participant who Terminates employment with the Employer during the Plan Year due to:
i.	[ ] death.
ii.	[ ] Disability.
iii.	[ ] attainment of Normal Retirement Age.
33b.	Any Hour of Service requirement and last day requirement shall be modified upon the occurrence of the events described in C.33a as follows:
i.	[ ] Waive both the Hour of Service requirement and last day requirement in C.30/C.31.
ii.	[ ] Waive the Hour of Service requirement in C.30/C.31 only
iii.	[ ] Waive last day requirement in C.30/C.31 only
33c.	Indicate whether any modifications shall be made to the requirements specified in C.30 - C.33b:
[  ]  Yes  [  ]  No
33d.	If C.33c is "Yes", indicate the modifications to be made to the requirements specified in C.30 - C.33b: __________. (May not impose an Hour of Service requirement greater than 1,000.)
34.	Method to fix Profit Sharing Contribution Code section 410(b) ratio percentage coverage failures (Section 4.03(d)):
i.	[ ] Do not automatically fix
ii.	[ ] Add just enough Participants to meet the coverage requirements
iii.	[ ] Add all non-excludable Participants

Profit Sharing - Formula

35a.
Profit Sharing allocation formula.  The Company's Profit Sharing Contribution shall be allocated to eligible Participants who have met the requirements of B.30 through B.33 and C.30 through C.34 as follows (Section 4.03):

[  ]  i.  Pro rata.  In the ratio that each Participant's Compensation bears to the Compensation of all eligible Participants.
[  ]  ii.  Integrated.  Pursuant to either Paragraph (1) or (2) below:
(1)      For any Plan Year the Plan is not required to provide top heavy minimum allocations pursuant to Article 11, Profit Sharing Contributions shall be allocated as follows:
(A)           Profit-Sharing Contributions first be allocated to each Participant's Profit Sharing Contribution Account in the ratio that the sum of such Participant's total Compensation plus his Excess Compensation bears to the sum of all eligible Participants' total Compensation plus Excess Compensation, but not to exceed the percentage amount described in C.36c of such sum; and
(B)           The balance, if any, remaining after the allocation in subparagraph (A) shall then be allocated to each Participant's Profit Sharing Contribution Account in the ratio that such Participant's total Compensation bears to all eligible Participants' total Compensation.
(2)      For any Plan Year the Plan is required to provide top heavy minimum allocations pursuant to Article 11, Profit Sharing Contributions shall be allocated as follows:
(A)           Profit Sharing Contributions shall first be allocated to each Participant's Profit Sharing Contribution Account in the ratio that each Participant's total Compensation bears to all eligible Participants' total Compensation, but not in excess of 3% of each Participant's Compensation.
(B)           The balance, if any, remaining after the allocation in subparagraph (A) shall then be allocated to each Participant's Profit Sharing Contribution Account in the ratio that each Participant's Excess Compensation bears to the Excess Compensation of all Participants, but not in excess of 3% of each Participant's Excess Compensation.
(C)           The balance, if any, remaining after the allocation in subparagraph (B) shall then be allocated to each Participant's Profit Sharing Contribution Account in the ratio that the sum of each Participant's total Compensation and Excess Compensation bears to the sum of all eligible Participants' total Compensation and Excess Compensation, but not in excess of the percentage amount described in C.36c less 3%.
(D)           The balance, if any, remaining after the allocation in subparagraph (C) shall be allocated to each Participant's Profit Sharing Contribution Account in the ratio that each Participant's total Compensation bears to all Participants' total Compensation.
[  ]  iii.  Points.  In the ratio that such Participant's points bears to the points of all eligible Participants.  Each Participant shall receive to the extent provided in C.38a: (a) the points described in C.38d for each year of age he has attained (as of his birthday during such Plan Year), (b) the points described in C.38c for each Plan Year, including the current Plan Year, during which he was eligible to participate in the Plan after meeting the requirements of Article 3 (regardless of any service or last day requirement in Article 4) applicable to Profit Sharing Contributions, and (c) the points described in C.38b for each $100 of Compensation he has earned for such Plan Year.  If after application of the foregoing, the average of the allocation rates for eligible Highly Compensated Employees exceeds the average of the allocation rates for eligible Nonhighly Compensated Employees, each eligible Nonhighly Compensated Employee who has earned any points during the Plan Year shall be awarded the same minimum number of points (or fraction of a point) so that the average of the allocation rates for eligible Highly Compensated Employees does not exceed the average of the allocation rates for eligible Nonhighly Compensated Employees.
NOTE: While the "Points" formula is a safe harbor formula within the meaning of Treas. Reg. 1.401(a)(4)-2(b)(3), the Plan must be tested each year to ensure that the average of the allocation rates for eligible Highly Compensated Employees does not exceed the average of the allocation rates for eligible Nonhighly Compensated Employees.
[  ]  iv.  Fixed Amount.  In an amount equal to the total Profit Sharing Contribution divided by the number of Participants eligible to share in such contribution.
[  ]  v. Age Weighted.  The total Company contribution shall be allocated to each Participant such that the equivalent benefit accrual rate for each Participant is identical. The equivalent benefit accrual rate is the annual annuity commencing at the Participant's testing age, expressed as a percentage of the Participant's Compensation which is provided from the allocation of employer contributions and forfeitures (if not used for Plan expenses) for the Plan Year, using standardized actuarial assumptions that satisfy Treas. Reg. section 1.401(a)(4)-12. The Participant's testing age is the later of normal retirement age, or the Participant's current age.

[  ]  vi. New Comparability - Defined Groups.  Each Participant shall constitute a "separate allocation group" for purposes of allocating contributions. The allocation shall be made as follows: First, the total amount of contributions is allocated among the deemed aggregated allocation groups in portions determined by the Company. A deemed aggregated allocation group consists of all of the separate allocation groups that have the same allocation rate. Second, within each deemed aggregated allocation group, the allocated portion is allocated to each Participant in the ratio that such Participant's Compensation bears to the total Compensation of all Participants in the group. An allocation rate is the amount of contributions allocated to a Participant for a year, expressed as a percentage of Compensation. The amount allocated to one group need not bear any relationship to amounts allocated to any other group.
NOTE: In the case of self-employed individuals (i.e., sole proprietorships or partnerships), the requirements of Treas. Reg. section 1.401(k)-1(a)(6) continue to apply, and the allocation method should not be such that a cash or deferred election is created for a self-employed individual as a result of application of the allocation method. No employee can be assigned to more than one deemed aggregated allocation group for a Plan Year.
NOTE: If C.35a.vi is selected, see Section 4.03(b)(1) for 'failsafe' rules regarding the gateway test.
[  ]  vii. Davis Bacon.  In an amount necessary to meet the Company's requirements under an applicable prevailing wage statute.  The formula for allocating Profit Sharing Contributions shall be specified in an Addendum to the Adoption Agreement. The addition of such Addendum shall not be considered a modification to the Adoption Agreement.
NOTE: This option C.35a.vii may be selected in addition to options under C.35a.
If C.35a.vii is selected, the prevailing wage allocations will offset any other Profit Sharing Contribution allocations that would otherwise be made to a Participant.
[  ]  Yes  [  ]  No
[  ]  viii. Collective Bargaining Agreement.  In an amount necessary to meet the Company's requirements under an applicable collective bargaining agreement.
NOTE: This option C.35a.viii may be selected in addition to options under C.35a.
If C.35a.viii is selected, the collective bargaining allocations will offset any other Profit Sharing Contribution allocations that would otherwise be made to a Participant.
[  ]  Yes  [  ]  No
NOTE: Options C.35a.v-viii are not safe harbor formulas within the meaning of Treas. Reg. 1.401(a)(4)-2(b)(2).
35b.	Profit Sharing Contributions are allocated to Participant Accounts at the following time(s):
i.	[ ] End of Plan Year
ii.	[ ] Semi-annually
iii.	[ ] Quarterly
iv.	[ ] Each calendar month
v.	[ ] Each pay period
NOTE: Any service requirements specified in C.30 through C.33 shall be applied pro rata to the period selected in this C.35b. Any last day rule specified in C.30 through C.33 shall be applied as of the end of each period selected in this C.35b.
NOTE: Selection of C.35b.ii through C.35b.v may result in the Plan not meeting a Code section 401(a)(4) safe harbor allocation formula within the meaning of Treas. Reg. 1.401(a)(4)-2(b)(2).
35c.	Profit Sharing Contributions shall be subject to a minimum amount:
[  ]  Yes as follows: __________.
[  ]  No
35d.	Profit Sharing Contributions shall be subject to a maximum amount:
[  ]  Yes as follows: __________.
[  ]  No

Profit Sharing - Integration

36a.	If C.35a.ii is selected (integrated contribution formula), integration level for determining Excess Compensation:
i.	[ ] Taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year.
ii.	[ ] 80% of the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year; plus $1.00
iii.	[ ] Fixed percentage of taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year
iv.	[ ] Fixed dollar amount
36b.
If C.35a.ii (integrated contribution formula) is selected, and C.36a.iii (fixed percentage) or C.36a.iv (fixed dollar amount) is selected, enter amount (Not to exceed 100% or the amount of the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of the Plan Year): __________% of taxable wage base, or $__________.

36c.	If C.35a.ii (integrated contribution formula) is selected, enter amount of permitted disparity:
[  ]  5.7%  [  ]  5.4%  [  ]  4.3%
NOTE:  If C.36a.i (taxable wage base) is not selected, the amount of permitted disparity will be determined in accordance with the following table:

Integration Level	Permitted Disparity
More than $0 but not more than 20% of the TWB	5.7%
More than 20% of the TWB but not greater than 80% of the TWB	4.3%
More than 80% of the TWB but less than 100% of the TWB	5.4%
100% of the TWB	5.7%
TWB = taxable wage base (as defined under Section 230 of the Social Security Act)

Profit Sharing - New Comparability

37a.	If C.35a.vi is selected (New Comparability - Defined Groups), each Highly Compensated Employee shall be a separate group. The groups for Nonhighly Compensated Employees shall be determined as follows.
[ ]  Specified Groups.
[  ]           Group One: __________.
[  ]           Group Two: __________.
[  ]           Group Three: __________.
[  ]           Group Four: __________.
[  ]           Group Five: __________.
NOTE: Additional groups may be specified in an Addendum to the Adoption Agreement. The addition of groups as an Addendum to the Adoption Agreement shall not be considered to be a modification to the Adoption Agreement; provided that the additional groups are described in substantially the same manner as specified in this C.37a.
[ ]  Groups determined by the employer each year. The groups shall be determined on or before the due date of the Company's tax return for the year of allocation through written instructions from the Company to the Plan Administrator or Trustee.
NOTE: The maximum allowable number of allocation rates is equal to the sum of the allowable number of allocation rates for eligible Nonhighly Compensated Employees (NHCEs) and the allowable number of allocation rates for eligible Highly Compensated Employees (HCEs). The allowable number of allocation rates for eligible HCEs is equal to the number of eligible HCEs, limited to 25. The allowable number of NHCE allocation rates is determined pursuant to the following table.

Number of eligible NHCEs	Maximum number of groups
1 to 2	One
3 to 8	Two
9 to 11	Three
12 to 19	Four
20 to 29	Five
30 or more	Number of eligible NHCEs divided by five (rounded down), but not to exceed 25
NOTE: The specific categories of Participants should be such that resulting allocations are provided in a definite predetermined formula that complies with Treas. Reg. section 1.401-1(b)(1)(ii). The grouping of eligible NHCEs must be done in a reasonable manner and should reflect a reasonable classification in accordance with Treas. Reg. section 1.410(b)-4(b).  Also, standard interest rate and standard mortality table assumptions in accordance with Treas. Reg. section 1.401(a)(4)-12 must be used when testing the Plan for satisfaction of nondiscrimination requirements.
37b.	If C.35a.vi is selected (New Comparability - Defined Groups), the plan shall use the following gateway test:
i.
[  ]  Standard. Each eligible NHCE must have an allocation rate (defined above) that is not less than the lesser of 5%, or one-third of the allocation rate of the HCE with the highest allocation rate. Compensation used to determine allocations and accruals to determine the one-third allocation rate must satisfy Code section 414(s) and compensation to determine the 5% allocation must satisfy Code section 415(c)(3).

ii.	[ ] Other:__________.

Profit Sharing - Points

38a.	If C.35a.iii is selected (points), points will be computed on basis of:
i.	[ ] Age, Service and Compensation
ii.	[ ] Age and Service
iii.	[ ] Age and Compensation
iv.	[ ] Service and Compensation
v.	[ ] Age Only
vi.	[ ] Service Only
38b.	If C.35a.iii is selected and C.38a provides points for Compensation, points awarded for $100 of Compensation: __________
38c.	If C.35a.iii is selected and C.38a provides points for Years of Service, points awarded for each year of participation: __________
38d.	If C.35a.iii is selected and C.38a provides points for age, points awarded for each year of age: __________

Profit Sharing - Disability

39a.	Allocate Profit Sharing Contributions to Disabled Participants (Section 4.03(e)):
[  ]  Yes  [  ]  No
39b.
If C.39a is "Yes", select the anniversary of Disability when allocations end (Allocations to a Disabled Participant end as of the earliest of: (i) the last day of the Plan Year in which occurs the anniversary of the start of the Participant's Disability specified in this C.39b, or (ii) such other time specified in Section 4.03(e).):

[  ]  first  [  ]  second  [  ]  third  [  ]  fourth  [  ]  fifth  [  ]  sixth  [  ]  seventh  [  ]  eighth  [  ]  ninth  [  ]  tenth

Qualified Nonelective Contributions

40.	Qualified Nonelective Contributions will be made on behalf of (Section 4.04(b)):
i.	[ ] All Participants eligible to make Elective Deferrals
ii.	[ X ] Participants eligible to make Elective Deferrals and who are Nonhighly Compensated Employees
41a.	Require service to receive Qualified Nonelective Contribution:
[  ]  Yes  [ X ]  No
41b.
If C.41a is "Yes", Hours of Service required in the applicable Plan Year to receive Qualified Nonelective Contribution: __________ (Not more than 1,000.  If left blank, the Plan will use 1,000 Hours of Service.)

42.	Require employment by the Company on the last day of Plan Year to receive Qualified Nonelective Contribution:
[  ]  Yes  [ X ]  No
43a.	Indicate whether any modifications shall be made to the requirements specified in C.40 - C.42:
[  ]  Yes  [ X ]  No
43b.	C.43a is "Yes", indicate the modifications to be made to the requirements specified in C.40 - C.42: __________. (May not impose an Hour of Service requirement greater than 1,000.)
44.	The Company's Qualified Nonelective Contribution (in addition to any nonelective contribution made pursuant to C.1) shall be allocated:
i.	[ ] Pro rata. In the ratio that such Participant's Compensation bears to the Compensation of all eligible Participants.
ii.	[ ] Fixed Amount. In an amount equal to the total additional Qualified Nonelective Contribution divided by the number of Participants eligible to share in such contribution.
iii.
[  ]  Davis Bacon.  In an amount necessary to meet the Company's requirements under an applicable prevailing wage statute.  The formula for allocating Qualified Nonelective Contributions shall be specified in an Addendum to the Adoption Agreement. The addition of such Addendum shall not be considered a modification to the Adoption Agreement.

NOTE: This option C.44.iii may be selected in addition to options under C.44.
If C.44.iii is selected, the prevailing wage allocations will offset any other Qualified Nonelective Contribution allocations that would otherwise be made to a Participant.
[  ]  Yes  [  ]  No
iv.	[ X ] Bottom Up. In an amount described in Section 4.04(b) for Bottom Up QNECs.
v.	[ ] Other. Pursuant to the following formula: __________
NOTE: Effective as of the effective date of the Final 401(k) Regulations, a Qualified Nonelective Contribution of a Nonhighly Compensated Employee will not be taken into account in satisfying the requirements of Section 5.02 to the extent it is a disproportionate contribution within the meaning of Treas. Reg. sections 1.401(k)-2(a)(6)(iv) and/or 1.401(m)-2(a)(6)(v).

Rollovers

50.	Rollover Contributions are permitted (Section 4.05):
i.	[ ] No
ii.	[ X ] Yes - All Eligible Employees may make a Rollover Contribution even if not yet a Participant in the Plan
iii.	[ ] Yes - Only active Participants may make a Rollover Contribution
51a.	If C.50 is not "No", Rollover Contributions are permitted from:
i.	[ X ] All qualified plans and tax favored vehicles allowed under Code section 402 (Section 4.05(b))
ii.	[ ] Only qualified plans under Code section 401(a) and conduit IRAs
51b.	If C.50 is not "No" and C.51a.i is selected, enter the effective date: January 1, 2002 (must be after December 31, 2001)

SIMPLE 401(k)

60a.	The Plan is intended to be a SIMPLE 401(k) Plan (Section 4.10):
[  ]  Yes  [ X ]  No
60b.	If C.60a is "Yes", amount of Compensation to be eligible for SIMPLE Plan (Cannot be greater than $5,000): __________

Deemed IRAs

61a.	The Plan may accept voluntary contributions to deemed IRAs (Section 4.11):
[  ]  Yes  [ X ]  No
61b.	If C.61a is "Yes", enter effective date: __________
NOTE: If C.61a is "Yes", see Section 4.11 for rules regarding deemed IRAs.

415 Corrections

70.	Corrections to Code section 415 violations made first to another plan (Section 5.05):
[  ]  Yes  [ X ]  No
NOTE: If C.70 is "No", corrections shall be made first in this Plan.
71.	Order of correction for section 415 violations:
i.	[ ] Forfeit Employer contributions first, then refund Elective Deferrals and Voluntary Contributions
ii.	[ X ] Refund Elective Deferrals and Voluntary Contributions first, then forfeit Employer contributions
72.	Method of correction of Employer contributions for section 415 violations:
i.	[ X ] Reduce Company contributions in accordance with Section 5.05(e)(1)
ii.	[ ] Reallocate to other Participants in accordance with Section 5.05(e)(2)

73.	If C.70 is "Yes", name of plan in which 415 corrections will be first made: __________

D.           Vesting

Vesting Service Computation Rules:

1.
Vesting service computation method (Unless D.1.ii (Elapsed Time) is selected, the Plan will use the Hours of Service method for determining vesting service.  If D.1.ii (Elapsed Time) is selected, questions D.2 through D.4 are disregarded.):

i.	[ X ] Hours of Service
ii.	[ ] Elapsed Time
2.	Number of Hours of Service necessary for a Year of Vesting Service: 1000 (Not more than 1,000. If left blank, the Plan will use 1,000 Hours of Service.)
3a.	Select equivalency for vesting purposes:
i.	[ X ] None.
An Employee shall be credited with the following service with the Employer:
ii.	[ ] 10 Hours of Service for each day or partial day
iii.	[ ] 45 Hours of Service for each week or partial week
iv.	[ ] 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	[ ] 190 Hours of Service for each month or partial month
3b.	If D.3a.i is not selected, the hours equivalency selected in D.3a shall apply to:
i.	[ ] All Employees
ii.	[ ] Only Employees not paid on a per-hour basis.
4a.	Vesting Computation Period:
i.	[ ] Calendar year
ii.	[ X ] Plan Year
iii.
[  ]  The twelve-consecutive month period commencing on the date the Employee first performs an Hour of Service; each subsequent twelve-consecutive month period shall commence on the anniversary of such date.

iv.	[ ] Other
4b.	If D.4a.iv (Other) is selected, describe the Vesting Computation Period: __________.
NOTE: Must be a twelve-consecutive month period.

Other Employer Service

5a.	Count a maximum of five years service with employers other than the Employer for vesting purposes
[ X ]  Yes  [  ]  No
5b.
If D.5a is "Yes", list other employers: Employees employed by a bank on the date of receivership by the FDIC where HeritageBank of the South is the assuming institution. Also, any employees of branches that are acquired from another bank.

Vesting Exceptions

6.	Provide for full vesting for a Participant who Terminates employment with the Employer due to death while an Employee (Section 6.02):
[ X ]  Yes  [  ]  No
7.	Provide for full vesting for a Participant who Terminates employment with the Employer due to Disability while an Employee (Section 6.02):
[ X ]  Yes  [  ]  No

Vesting Exclusions

8a.	Exclude Years of Vesting Service earned before age 18:
[  ]  Yes  [ X ]  No
8b.	Exclude Years of Vesting Service earned before the Employer maintained this Plan or a predecessor plan:
[  ]  Yes  [ X ]  No
8c.
One-year holdout.  If an Employee has a One-Year Break in Service/Period of Severance, exclude Years of Vesting Service earned before such period until the Employee has completed a Year of Vesting Service after returning to employment with the Employer.

[  ]  Yes  [ X ]  No
8d.
Rule of parity.  If an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions, exclude Years of Vesting Service earned before a period of five (5) consecutive One-Year Breaks in Service/Periods of Severance.

[  ]  Yes  [ X ]  No

Special Vesting Provisions

9a.	Provide for special vesting provisions:
[  ]  Yes  [ X ]  No
9b.	If D.9a is "Yes", describe special vesting provisions: __________.
NOTE: Any special provisions must satisfy Code sections 401(a)(4) and 411.

Matching

10.	Matching Contribution Account. Vesting Schedule for Matching Contributions other than Matching Contributions described in D.12:
[  ]  100%  [  ]  2-6 Year Graded  [ X ]  1-5 Year Graded  [  ]  1-4 Year Graded  [  ]  3 Year Cliff  [  ]  2 Year Cliff  [  ]  Other
11a.	Other Match Schedule - less than 1 year: __________
11b.	Other Match Schedule - 1 year but less than 2 years: __________
11c.	Other Match Schedule - 2 years but less than 3 years: __________
11d.	Other Match Schedule - 3 years but less than 4 years: __________
11e.	Other Match Schedule - 4 years but less than 5 years: __________
11f.	Other Match Schedule - 5 years but less than 6 years: __________
11g.	Other Match Schedule - 6 or more years: 100%.
NOTE: If D.10 is "Other", then any vesting schedule described in D.11 must provide vesting at least as rapidly as the "3 Year Cliff" vesting schedule or the "2-6 Year Graded" vesting schedule.
12.
Safe Harbor Matching Contributions. If D.10 is not 100%, the following Matching Contributions are 100% vested if the Plan provides for safe harbor Matching Contributions (C.1a.ii "Yes - safe harbor match" is selected):

i.	[ ] All fixed Matching Contributions described in C.26a-e. Any discretionary Matching Contributions shall be subject to the schedule described in D.10 and D.11.
ii.
[  ]  Only Safe Harbor Matching Contributions described in C.26a-d. Any fixed Matching Contributions described in C.26e and discretionary Matching Contributions shall be subject to the schedule described in D.10 and D.11.

Profit Sharing

20.	Profit Sharing Contribution Account Vesting Schedule:
[  ]  100%  [  ]  3-7 Year Graded  [  ]  2-6 Year Graded  [  ]  1-5 Year Graded  [  ]  1-4 Year Graded  [  ]  5 Year Cliff  [  ]  3 Year Cliff  [  ]  2 Year Cliff  [  ]  Other
21a.	Other Profit Sharing Schedule - less than 1 year: __________
21b.	Other Profit Sharing Schedule - 1 year but less than 2 years: __________
21c.	Other Profit Sharing Schedule - 2 years but less than 3 years: __________
21d.	Other Profit Sharing Schedule - 3 years but less than 4 years: __________
21e.	Other Profit Sharing Schedule - 4 years but less than 5 years: __________
21f.	Other Profit Sharing Schedule - 5 years but less than 6 years: __________
21g.	Other Profit Sharing Schedule - 6 years but less than 7 years: __________
21h.	Other Profit Sharing Schedule - 7 or more years: 100%.
NOTE: If D.20 is "Other", then any vesting schedule described in D.21 must provide vesting at least as rapidly as the "5 Year Cliff" vesting schedule or the "3-7 Year Graded" vesting schedule.

Other

31a.	The Plan has a vesting schedule other than the schedules described above:
[  ]  Yes  [ X ]  No
31b.	If D.31a is "Yes", describe the other vesting schedule: __________.
31c.	If D.31a is "Yes", describe the Participants to which the other vesting schedule applies: __________.

E.	DISTRIBUTIONS

Normal Retirement

1a.	Normal Retirement Age means:
i.	[ X ] Attainment of the age specified in E.1b.
ii.	[ ] Later of attainment of the age specified in E.1b and the anniversary of Plan participation specified in E.1c.
1b.	Age component of Normal Retirement Age (not to exceed 65): 65
1c.	If E.1a.ii is selected, anniversary of participation for Normal Retirement Age:
[  ]  fifth  [  ]  fourth  [  ]  third  [  ]  second  [  ]  first
1d.	Allow in-service distributions after attainment of Normal Retirement Age (Section 7.01(b)):
[  ]  Yes  [ X ]  No
1e.	If E.1d is "Yes", describe the Accounts from which in-service distributions may be made: __________
NOTE:  If E.1b is less than age 59-1/2, Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) and/or 401(m)(11) shall not be eligible for withdrawal until the Participant attains age 59-1/2.

Early Retirement

2a.	Early Retirement Age means:
i.	[ X ] None. The Plan does not have an early retirement feature.
ii.	[ ] Attainment of the age specified in E.2b.
iii.	[ ] Later of attainment of the age specified in E.2b and the anniversary of Plan participation specified in E.2c.
2b.	If E.2a.i is not selected, age component of Early Retirement Age (not to exceed 65): __________
2c.	If E.2a.iii is selected, anniversary of participation for Early Retirement Age: __________

2d.	If E.2a.i is not selected, allow in-service distributions after attainment of Early Retirement Age (Section 7.01(a)):
[  ]  Yes  [  ]  No
2e.	If E.2a.i is not selected and E.2d is "Yes", describe the Accounts from which in-service distributions may be made: __________
NOTE:  If E.2b is less than age 59-1/2, Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) and/or 401(m)(11) shall not be eligible for withdrawal until the Participant attains age 59-1/2.
2f.	If E.2a.i is not selected, provide for 100% vesting upon the attainment of Early Retirement Age while an Employee (Section 6.02):
[  ]  Yes  [  ]  No

Time and Form of Payment after Termination for Reasons other than Death

3a.	Distributions after Termination of Employment for reasons other than death shall commence (Section 7.02):
i.	[ X ] Immediate. As soon as administratively feasible with a final payment made consisting of any allocations occurring after such Termination of Employment.
ii.	[ ] End of Plan Year. As soon as administratively feasible after all contributions have been allocated relating to the Plan Year in which the Participant's Account balance becomes distributable.
iii.	[ ] Normal Retirement Age. When the Participant attains Normal Retirement Age.
iv.	[ ] Other.
3b.	If E.3a.iv (Other) is selected, enter time when distributions after Termination of Employment commence: __________.
NOTE: Any entry must comply with Code section 401(a)(9), Section 7.02(e) and other requirements of Article 7.
4a.	Medium of distribution from the Plan:
i.	[ ] Cash only
ii.	[ X ] Cash or in-kind
iii.	[ ] Cash or in-kind rollover to an Individual Retirement Account sponsored by the vendor described in E.4b.
4b.	If E.4a.iii (specified vendor) is selected, enter name of specified vendor: __________
5a.	Unless otherwise elected by the Participant, distributions shall be made in the form of:
i.	[ X ] Lump sum only
ii.	[ ] Qualified Joint and __________% Survivor Annuity (Not less than 50% and not more than 100%).
5b.	In addition to the form described in E.5a, distributions from the Plan after Termination for reasons other than death may be made in the following forms:
i.	[ ] Lump sum only
ii.	[ X ] Lump sum payment or substantially equal annual, or more frequent installments over a period not to exceed the joint life expectancy of the Participant and his Beneficiary
iii.	[ ] Under a continuous right of withdrawal pursuant to which a Participant may withdraw such amounts at such times as he shall elect.
iv.	[ ] Other
5c.	If E.5b.iv is selected, describe payment forms that apply uniformly to Participants: __________
NOTE: Any entry must comply with Code section 401(a)(9), Section 7.02(e) and other requirements of Article 7.
6a.	Permit distributions in the form of an annuity:
[  ]  Yes  [ X ]  No
If E.6a is "Yes", a Participant may elect to have the Plan Administrator apply his entire vested Account toward the purchase of an annuity contract, which shall be distributed to the Participant.  The terms of such annuity contract shall comply with the provisions of this Plan and any annuity contract shall be nontransferable.
6b.
To the extent that a Participant's Account is subject to the survivor annuity rules of Section 7.10, the spouse of a married Participant shall be the beneficiary of __________% (No less than 50%) of such Participant's Account unless the spouse waives his or her rights to such benefit pursuant to Section 7.10 (Section 7.04).

Payment on Participant Death

7.	Distributions on account of the death of the Participant shall be made in accordance with one of the following:
i.	[ ] Pay entire Account balance by end of fifth year for all Beneficiaries in accordance with Sections 7.02(b)(1)(A) and 7.02(b)(2)(A) only.
ii.	[ ] Pay entire Account balance no later than the 60th day following the end of Plan Year in which the Participant dies.
iii.	[ X ] Allow extended payments for all beneficiaries in accordance with Sections 7.02(b)(1)(A), (B) and (C) and 7.02(b)(2)(A) and (B).
iv.
[  ]  Pay entire Account balance by end of fifth year for Beneficiaries in accordance with Sections 7.02(b)(1)(A) and 7.02(b)(2)(A) and allow extended payments in accordance with Sections 7.02(b)(1)(B) and (C) and 7.02(b)(2)(B) only if the Participant's spouse is the Participant's sole primary Beneficiary.

Cash Out

8a.	Involuntary cash-out amount for purposes of Section 7.03: $1000 ($5,000 maximum)($5,000 unless otherwise specified. If zero, the Plan will not automatically cash out participants).
8b.	Involuntary cash-out amount for purposes of Section 7.10 (J&S consent requirements): $__________ ($5,000 maximum.)
9.	Involuntary cash-out of a terminated Participant's Account balance when it exceeds the cash-out amount specified in E.8a is deferred under Section 7.03(b) until:
i.	[ ] Later of age 62 or Normal Retirement Age - payment made in a lump sum only.
ii.	[ X ] Required Beginning Date - Participant may elect payment in a lump sum or installments.
iii.	[ ] Required Beginning Date - payment made in a lump sum only.

10a.
Exclude amounts attributable to Rollover Contributions in determining the value of the Participant's nonforfeitable account balance for purposes of the Plan's involuntary cash-out rules (Sections 7.03 and 7.10):

[  ]  Yes  [ X ]  No
10b.	If E.10a is "Yes", the election shall apply with respect to distributions made on or after __________ (Enter a date no earlier than January 1, 2002.).
11a.	It is necessary to provide an effective date for the cash out amount specified in E.8:
[ X ]  Yes  [  ]  No
11b.	If E.11a is "Yes", enter the effective date of the change in the amount specified in E.8a: March 28, 2005
11c.	If E.11a is "Yes", enter the effective date of the change in the amount specified in E.8b: __________
NOTE: May not be earlier than the Effective Date.

Transfer from Pension Plan

20.	The Plan has received a transfer of assets from a plan subject to the survivor annuity rules of Code sections 411(a)(11) and 417 (e.g., a money purchase or defined benefit plan):
[  ]  Yes  [ X ]  No

Required Beginning Date

30.	Required Beginning Date for a Participant other than a More Than 5% Owner:
i.	[ X ] Retirement. April 1 of the calendar year following the later of the calendar year in which the Participant: (x) attains age 70-1/2, or (y) retires
ii.	[ ] Age 70-1/2. April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2
iii.	[ ] Election. The option provided in E.30.i; provided that a Participant may elect to commence distributions pursuant to either E.30.i or E.30.ii.

Required Minimum Distribution Regulation Effective Dates

31.	The Plan adopted the 2001 Proposed Regulations regarding Required Minimum Distribution (Section 7.05(g)(3)):
[ ] No
[ X ] Yes - effective 2001
[ ] Yes - effective 2002
32.	Effective date of adoption of the 2002 Final and Temporary Regulations regarding Required Minimum Distribution (Section 7.05(g)(4)):
i.	[ X ] 2002. During the 2002 calendar year
ii.	[ ] 2003. Beginning with the 2003 calendar year

F.           IN SERVICE WITHDRAWALS & LOANS

General

1.	In-service withdrawals otherwise permitted under F are allowed from Accounts that are only partially vested:
i.	[ X ] No - an Account must be fully vested for a Participant to receive an in-service withdrawal
ii.	[ ] Yes
NOTE: The response to this F.1 will be ignored if the Plan does not allow in-service withdrawals.

Hardship

10.
Hardship withdrawals are allowed from the portion of a Participant's Account(s) described in F.1 as follows (Section 8.01) (If "None", questions regarding Hardship withdrawals are disregarded.  Skip to F.20):

i.
[  ]  All Accounts.  A Participant may receive a distribution on account of Hardship, except from: (x) his Qualified Nonelective Contribution Account, (y) his Matching Contribution Account to the extent such Account has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) and/or 401(m)(11) or to the extent such Account is treated as a Qualified Matching Contribution, and (z) earnings on his Elective Deferral Account credited after the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989.

ii.	[ X ] Selected Accounts
iii.	[ ] None
11.	The Plan shall use the Safe Harbor criteria set forth in Section 8.01(b) in determining whether a Participant is entitled to receive a Hardship withdrawal.
12.	If F.10.ii (Selected Accounts) is selected, Hardship withdrawals may be made from the following Accounts:
a.	[ X ] Elective Deferral Account (excluding earnings on his Elective Deferral Account credited after the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989).
b.
[  ]  Matching Contribution Account (except that portion that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) and/or 401(m)(11) or to the extent such Account is treated as a Qualified Matching Contribution).

c.	[ ] Profit Sharing Contribution Account.
d.	[ ] Voluntary Contribution Account.
e.	[ ] Rollover Contribution Account.
f.	[ ] Transfer Account.

13.
If A.10c is "Yes", (Roth Elective Deferrals are permitted) and if a Participant may receive a Hardship withdrawal from his Elective Deferral Account, permit Hardship withdrawals from the Participant's Roth Elective Deferral Account subject to the same terms and conditions as apply to the Participant's Elective Deferral Account:

i.	[ ] Yes
ii.	[ ] Yes - But only if the withdrawal from the Roth Elective Deferral Account qualifies as a "qualified distribution" within the meaning of Code section 402A(d)(2).
iii.	[ ] No

Specified Age

20.
In-service withdrawals are allowed on attainment of the age specified in F.21 from the portion of a Participant's Accounts described in F.1. (Section 8.02) (If "None", questions regarding specified age withdrawals are disregarded.  Skip to F.30):

i.	[ X ] All Accounts.
ii.	[ ] Selected Accounts.
iii.	[ ] None.
21.	In-service withdrawal permitted after age 59-1/2.
22.	If F.20.ii (Selected Accounts) is selected, specified age withdrawals may be made from the following Accounts:
a.	[ ] Elective Deferral Account.
b.	[ ] Matching Account.
c.	[ ] Profit Sharing Contribution Account.
d.	[ ] Qualified Nonelective Contribution Account.
e.	[ ] Voluntary Contribution Account.
f.	[ ] Rollover Contribution Account.
g.	[ ] Transfer Account.
NOTE: If F.21 is less than age 59-1/2, Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) and/or 401(m)(11) shall not be eligible for withdrawal until the Participant attains age 59-1/2; but only to the extent withdrawals are permitted from such Accounts pursuant to F.20 - F.22.
23.
If A.10c is "Yes", (Roth Elective Deferrals are permitted) and if a Participant may receive a withdrawal upon the attainment of a specified age from his Elective Deferral Account, permit such withdrawals from the Participant's Roth Elective Deferral Account subject to the same terms and conditions as apply to the Participant's Elective Deferral Account:

i.	[ ] Yes
ii.	[ ] Yes - But only if the withdrawal from the Roth Elective Deferral Account qualifies as a "qualified distribution" within the meaning of Code section 402A(d)(2).
iii.	[ ] No

Other Withdrawals

30a.
Participation Rule Matching Contributions (Section 8.03(a)).  In-service withdrawals are allowed from a Participant's Matching Contribution Account after the number of years Participation specified in F.30c from the portion of a Participant's Accounts described in F.1. (Withdrawals are only permitted from the Matching Contribution Account to the extent such Account has not been used to satisfy the requirements of Code sections 401(k)(12) and/or 401(m)(11) or to the extent such contributions have been treated as Qualified Matching Contributions):

[  ]  Yes  [ X ]  No
30b.
Participation Rule Profit Sharing Contributions (Section 8.03(a)).  In-service withdrawals are allowed from a Participant's Profit Sharing Contribution Account after the number of years Participation specified in F.30c from the portion of a Participant's Accounts described in F.1:

[  ]  Yes  [  ]  No
30c.	If F.30a or F.30b is "Yes", specify the number of years Participation: __________ (No less than five)
31a.
Accumulation Rule Matching Contributions (Section 8.03(a)).  In-service withdrawals are allowed from a Participant's Matching Contribution Account on funds held for the number of years specified in F.31c from the portion of a Participant's Accounts described in F.1. (Withdrawals are only permitted from the Matching Contribution Account to the extent such Account has not been used to satisfy the requirements of Code sections 401(k)(12) and/or 401(m)(11) or to the extent such contributions have been treated as Qualified Matching Contributions):

[  ]  Yes  [ X ]  No
31b.
Accumulation Rule Profit Sharing Contributions (Section 8.03(a)).  In-service withdrawals are allowed from a Participant's Profit Sharing Contribution Account on funds held for the number of years specified in F.31c from the portion of a Participant's Accounts described in F.1:

[  ]  Yes  [  ]  No
31c.	If F.31a or F.31b is "Yes", specify the number of years the funds must have been held in the applicable Account: __________ (No less than two)
32.	At Any Time (Section 8.03(b)). In-service withdrawals are allowed from the following Accounts at any time:
[  ]  Voluntary Contribution Account
[ X ]  Rollover Contribution Account

Loans

40.	Loans are permitted (Section 8.06) (If "No", questions regarding loans are disregarded. Skip to G):
[  ]  Yes  [ X ]  No

41.	Require showing of financial hardship or unusual or special situation to receive loan:
[  ]  Yes  [  ]  No
42.	Permit loans in excess of 1/2 of account balance up to $10,000 with adequate security:
[  ]  Yes  [  ]  No
43.	Allow extended loan amortization for purchase of principal residence:
[  ]  Yes  [  ]  No
44.	Minimum loan amount: __________ (Not greater than $1,000. Leave blank or enter "0" if none.)
45.	Maximum number of loans outstanding: __________ (If blank, the maximum number of loans is one.)
46.	If G.3.iv is selected (Plan does not permit participant self-direction), are loans treated as a segregated investment:
[  ]  Yes  [  ]  No
47.	A Participant must obtain the consent of his or her spouse, if any, to use the Account balance as security for a loan:
[  ]  Yes  [  ]  No
NOTE: "Yes" is automatically selected for F.47 if E.20 is "Yes" (Plan has received a transfer of assets from a plan subject to the survivor annuity rules of Code sections 411(a)(11) and 417), E.5a (normal form of benefit) is "Qualified Joint and Survivor Annuity", or E.6 (distributions allowed in the form of an annuity) is "Yes"

G.           PLAN OPERATIONS

Permitted Investments

1.	Plan may invest up to 100% of the Trust Fund in "qualifying employer securities" and "qualifying employer real property" (Section 9.04):
[ X ]  Yes  [  ]  No
NOTE: If "Yes" is selected, the limitations of Section 9.04 may apply.
2.	Plan may invest in life insurance (Section 9.07):
[  ]  Yes  [ X ]  No

Participant Self Direction

3.
Specify the extent to which the Plan permits Participant self direction and indicate the Plan's intent to comply with ERISA section 404(c) (Section 9.02) (If "None", questions regarding Participant self direction are disregarded.  Skip to G.7a):

i.	[ X ] All Accounts and 404(c) applies
ii.	[ ] All Accounts but 404(c) does not apply
iii.	[ ] Some Accounts and 404(c) applies
iv.	[ ] Some Accounts but 404(c) does not apply
v.	[ ] None
4.	If G.3.v (None) is not selected, Participants may also establish individual brokerage accounts:
[  ]  Yes  [ X ]  No
5.
Participants may exercise voting rights with respect to the following investments (Section 9.06) (If G.1 is "Yes" and G.3.i or G.3.iii (404(c) applies) is selected then voting rights may not be "None"):

i.	[ ] None
ii.	[ ] Company stock only
iii.	[ X ] All investments
6.	If G.3.iii or G.3.iv (Some Accounts) is selected, a Participant may self direct the following accounts:
a.	[ ] Elective Deferral Account.
b.	[ ] Matching Contribution Account.
c.	[ ] Voluntary Contribution Account.
d.	[ ] Profit Sharing Contribution Account.
e.	[ ] Qualified Nonelective Contribution Account.
f.	[ ] Rollover Contribution Account.
g.	[ ] Transfer Account.

Valuation Date

7a.	Enter Valuation Date (if G.3.i or G.3.iii (404(c) applies) is selected, then Valuation Date must be at least quarterly)
i.	[ ] Last day of Plan Year
ii.	[ ] Last day of each Plan quarter
iii.	[ ] Last day of each month
iv.	[ X ] Each business day
v.	[ ] Other
7b.	If G.7a.v is selected, enter Valuation Date: __________ (Must be at least annually).

Plan Administration

10a.	Designation of Plan Administrator (Section 12.01):
i.	[ X ] Plan Sponsor
ii.	[ ] Committee appointed by Plan Sponsor
iii.	[ ] Other
10b.	If G.10a.iii is selected, Name of Plan Administrator: __________
11.	Establishment of procedures for the Plan Administrator and the Investment Fiduciary (Sections 12.01(c) and 12.02(c)):
i.	[ X ] Plan Administrator and Investment Fiduciary adopt own procedures.
ii.	[ ] Board sets procedures for Plan Administrator and Investment Fiduciary.

12a.	Type of indemnification for the Plan Administrator and Investment Fiduciary:
i.	[ ] None - the Company will not indemnify the Plan Administrator or the Investment Fiduciary.
ii.	[ X ] Standard according to Section 12.06.
iii.	[ ] Custom.
12b.
If G.12a.iii (Custom) is selected, indemnification for the Plan Administrator and Investment Fiduciary is provided pursuant to an Addendum to the Adoption Agreement. The addition of such Addendum shall not be considered a modification to the Adoption Agreement.

Trust

20.	Trust Agreement is contained in a document separate from the Basic Plan Document.
i.	[ X ] No
ii.	[ ] Yes - Section 10.09 of the Basic Plan Document shall apply.
NOTE: If a separate trust agreement is to be used (G.20.ii is selected) G.10 - G.12 shall apply only to the extent that they are not superseded by the terms of the separate trust agreement.  Only the Trust document previously approved by the IRS may be utilized with this Plan and still rely on the Plan's opinion letter.
21.	Trustee Type
i.	[ ] Corporate
ii.	[ X ] Individual
22.	If G.21.i (Corporate) is selected, enter Trustee address: __________
23.	Name of Trustee: O. Leonard Dorminey, Sandra Driver and Carol W. Slappey
24a.	If G.20.i(use trust in Basic Plan Document) is selected, type of Trustee Indemnification:
i.	[ X ] Standard according to Section 10.07(b)
ii.	[ ] Custom
24b.
If G.20.i (use trust in Basic Plan Document) is selected and G.24a.ii (Custom) is selected, indemnification for the Trustee is provided pursuant to an Addendum to the Adoption Agreement. The addition of such Addendum shall not be considered a modification to the Adoption Agreement.

25.	If G.20.i (use trust in Basic Plan Document) is selected, the Trustees may designate one Trustee to act on behalf of all Trustees (Section 10.05(b)(2)):
[ X ]  Yes  [  ]  No
26a.	The Trustee is also the Investment Fiduciary (Section 10.06):
[ X ]  Yes  [  ]  No
26b.	If G.26a is "No", enter the name of the Investment Fiduciary: __________.

H.           TOP HEAVY

Top Heavy Plans

1a.	Plan to which Top-Heavy allocations are made:
i.	[ X ] This Plan
ii.	[ ] Pursuant to the terms of another plan
iii.	[ ] Partially in this Plan
1b.	If H.1a.iii is selected, describe how the Top Heavy minimum accruals will be made: __________.
2.	If H.1.ii (another plan) is selected, name of other Plan to which Top-Heavy allocations are made: __________
3.	If H.1.i (This Plan) is selected, type of other plan maintained by the Company that covers Employees eligible to participate in this Plan:
i.	[ ] N/A - No other plan
ii.	[ X ] Defined Contribution
iii.	[ X ] Defined Benefit

Top Heavy Allocations

4.	If H.1.i (This Plan) is selected, Participants who share in Top-Heavy minimum allocations:
i.	[ X ] Non-Key only. Any Participant who is employed by the Employer on the last day of the Plan Year and is not a Key Employee.
ii.	[ ] All Participants. Any Participant who is employed by the Employer on the last day of the Plan Year.

Top Heavy Vesting

5.	Top-Heavy vesting schedule:
[  ]  100%  [ X ]  2-6 Year Graded  [  ]  3 Year Cliff  [  ]  Other
6a.	Other Top-Heavy Schedule - less than 1 year: __________
6b.	Other Top-Heavy Schedule - 1 year but less than 2 years: __________
6c.	Other Top-Heavy Schedule - 2 years but less than 3 years: __________
6d.	Other Top-Heavy Schedule - 3 years but less than 4 years: __________
6e.	Other Top-Heavy Schedule - 4 years but less than 5 years: __________
6f.	Other Top-Heavy Schedule - 5 years but less than 6 years: __________
6g.	Other Top-Heavy Schedule - 6 or more years: 100%.
NOTE: If H.5 is "Other", then any vesting schedule described in H.6 must provide vesting at least as rapidly as the "3 Year Cliff" vesting schedule or the "2-6 Year Graded" vesting schedule.

Present Value Assumptions

7a.	Enter the interest rate to be used for determining Present Value to compute the top-heavy ratio: 7%
7b.	Enter the mortality table to be used for determining Present Value to compute the top-heavy ratio: 1983 Unisex GAMM
NOTE: H.7 should only be completed if the Employer also sponsors a defined benefit plan.

NOTE:  The Plan Sponsor should add an Addendum to the Adoption Agreement to add any language that is necessary to satisfy Code sections 415 and 416. The addition of such Addendum shall not be considered a modification to the Adoption Agreement.

I.           MISCELLANEOUS

Failure to properly fill out the Adoption Agreement may result in disqualification of the Plan.

The Plan shall consist of this Adoption Agreement #001, its related Basic Plan Document #E-01 and any related Appendix and Addendum to the Adoption Agreement.

The Prototype Plan Sponsor, Wright Retirement Services, LLC, will inform the adopting employer of any amendments made to the Prototype Plan or of the discontinuance or abandonment of the Prototype Plan. The Prototype Plan Sponsor may be contacted at 1009 N. Patterson Street, Valdosta, GA, telephone number 229-259-9686.

The adopting employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the plan is qualified under Code section 401 only to the extent provided in Revenue Procedure 2005-16. The employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the Plan and in Revenue Procedure 2005-16. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

J.           EXECUTION PAGE

The undersigned agree to be bound by the terms of this Adoption Agreement and Basic Plan Document and acknowledge receipt of same.  The parties have caused this Plan to be executed this 24th day of June, 2009.

HERITAGEBANK OF THE SOUTH:

Signature:	/s/ Cheryl McKinley

Print Name:	Cheryl McKinley

Title/Position:	Benefit Specialist

TRUSTEE:

/s/ O. Leonard Dorminey
O. Leonard Dorminey

/s/ Sandra Driver
Sandra Driver

/s/ Carol W. Slappey
Carol W. Slappey

POST EGTRRA ADDENDUM

This Addendum to the Plan is adopted to reflect the provisions of applicable law and the applicable regulations that are generally effective after December 31, 2006 ("Applicable Law"). This Addendum is intended as good faith compliance with the requirements of Applicable Law and is to be construed in accordance with same. This Addendum and the provisions of Applicable Law shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Addendum and Applicable Law.

Except as expressly provided herein, this Addendum shall be effective for Plan Years beginning on or after January 1, 2007. Any effective dates specified herein shall be modified to the extent necessary to comply with any superseding guidance.

STANDARD PROVISIONS:

A.	Annual Addition Limitations. Except as otherwise expressly provided, this Paragraph shall be effective for limitation years beginning on or after July 1, 2007.

1.
Any correction methods for excess annual additions set forth in the Plan that were allowed pursuant to the prior version of Treas. Reg. 1.415-6(b)(6) shall not apply. However, the Plan may be eligible for self-correction under Rev. Proc. 2006-27, 2006-22 I.R.B. 945 and any superseding guidance.

2.
Restorative payments allocated to a participant’s account, which include payments made to restore losses to the Plan resulting from actions (or a failure to act) by a fiduciary for which there is a reasonable risk of liability under Title I of ERISA or under other applicable federal or state law, where similarly situated participants are similarly treated, shall not give rise to an annual addition for any limitation year.

3.
The Plan's definition of compensation for a year that is used for purposes of Code section 415 may not reflect compensation for a year greater than the limit under Code section 401(a)(17) that applies to that year.

4.
If the Plan uses a definition of compensation for purposes of Code section 415 under prior regulations that included only those items specified in Treas. Reg. section 1.415-2(d)(2)(i) and excluding all of those items listed in Treas. Reg. section 1.415-2(d)(3), the definition shall be revised to indicate that compensation for such purposes means all items of remuneration described in Treas. Reg. 1.415(c)-2(b), and excluding the items of remuneration described in Treas. Reg. 1.415(c)-2(c).

5.
"Post Year End Compensation" means amounts earned during a year but not paid during that year solely because of the timing of pay periods and pay dates if: (i) these amounts are paid during the first few weeks of the next year; (ii) the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees; and (iii) no compensation is included in more than one year.

6.
"Post Severance Compensation" means amounts paid by the later of: (1) 2-1/2 months after an employee's severance from employment with the employer maintaining the plan or (2) the end of the limitation year that includes the date of severance from employment with the employer maintaining the plan; and those amounts would have been included in the definition of compensation if they were paid prior to the employee's severance from employment with the employer maintaining the plan. However the payment must be for (a) unused accrued bona fide sick, vacation, or other leave, but only if the employee would have been able to use the leave if the employee had continued in employment; or (b) received by an employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the employee at the same time if the employee had continued in employment with the employer and only to the extent that the payment is includible in the employee’s gross income.

7.
Compensation shall include other compensation paid by the later of: (1) 2-1/2 months after an employee's severance from employment with the employer maintaining the plan or (2) the end of the limitation year that includes the date of the employee's severance from employment with the employer maintaining the plan if: (a) the payment is regular compensation for services during the employee's regular working hours, or compensation for services outside the employee's regular working hours (e.g., overtime or shift differential), commissions, bonuses, or other similar payments; and the payment would have been paid to the employee prior to a severance from employment if the employee had continued in employment with the employer.

The exclusions from compensation for payments after severance from employment do not apply to payments to an individual who does not currently perform services for the employer by reason of qualified military service (as that term is used in Code section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the employer rather than entering qualified military service. To the extent provided in the Plan, compensation shall include compensation paid to a participant who is permanently and totally disabled.

B.	Protected Benefits. This Paragraph is effective for plan amendments adopted after August 9, 2006 (periods beginning on or after June 7, 2004 relating to suspension of benefit payments).

1.
Except as provided in Paragraph B.2, a plan amendment may not decrease a participant's accrued benefits, or otherwise place greater restrictions or conditions on a participant's rights to Code section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code section 411(a)(3) through (11).

2.
An amendment described in Paragraph B.1 does not violate Code section 411(d)(6) to the extent: (i) it applies with respect to benefits that accrue after the applicable amendment date; or (ii) the plan amendment changes the Plan's vesting computation period and it satisfies the applicable requirements under 29 CFR 2530.203-2(c).

C.
Mid-Year Roth. The Plan shall not fail to satisfy the requirements to be a Code section 401(k) safe harbor plan merely because of mid-year changes to implement a qualified Roth contribution program (as defined in Code section 402A) or the hardship withdrawals described in part III of Notice 2007-7.

D.
Mandatory Rollovers - Roth. Eligible rollover distributions from a Participant's Roth Elective Deferral Account are separately taken into account in determining whether the total amount of the Participant's Account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

The undersigned agree to be bound by the terms of the forgoing addendum to the Plan and acknowledge receipt of same.  This addendum is executed this 24th day of June, 2009.

HERITAGEBANK OF THE SOUTH:

Signature:	/s/ Sandra Driver

Print Name:	Sandra Driver

Title/Position:	Vice President and Human Resource Director

HERITAGEBANK OF THE SOUTH 401(K) PLAN

AMENDMENT #1

WHEREAS, HeritageBank of the South (the "Company") maintains the HeritageBank of the South 401(k) Plan (the "Plan") for the benefit of certain of its employees; and

WHEREAS, Pursuant to Section 13.01 of the Plan, the Company desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as provided therein:

1.	The response to Item B.6(a) of the Adoption Agreement is changed from no to yes effective January 1, 2009.

2.	The response to Item B.6(b) of the Adoption Agreement is completed as follows:

Employees employed by a bank on the date of receivership by the FDIC where HeritageBank of the South is the assuming institution. Also, any employees of branches that are acquired from another bank.

3.	The response to Item D.5(a) of the Adoption Agreement is changed from no to no to yes effective January 1, 2009.

4.	The response to Item D.5(b) of the Adoption Agreement is completed as follows:

Employees employed by a bank on the date of receivership by the FDIC where HeritageBank of the South is the assuming institution. Also, any employees of branches that are acquired from another bank.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed this 29th day of December, 2009.

HERITAGEBANK OF THE SOUTH:

Signature:	/s/ O. Leonard Dorminey

Print Name:	O. Leonard Dorminey

Title/Position:	President and Chief Executive Officer

TRUSTEES:

/s/ O. Leonard Dorminey
O. Leonard Dorminey

/s/ Sandra Driver
Sandra Driver

/s/ T. Heath Fountain
T. Heath Fountain

1

HERITAGEBANK OF THE SOUTH 401(K) PLAN

AMENDMENT #2

WHEREAS, HeritageBank of the South (the "Company") maintains the HeritageBank of the South 401(k) Plan (the "Plan") for the benefit of certain of its employees; and

WHEREAS, Pursuant to Section 13.01 of the Plan, the Company desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2011:

G.           PLAN OPERATIONS

Permitted Investments

1.	Plan may invest up to 100% of the Trust Fund in "qualifying employer securities" and "qualifying employer real property" (Section 9.04):
[ X ]  Yes  [  ]  No
NOTE: If "Yes" is selected, the limitations of Section 9.04 may apply.
2.	Plan may invest in life insurance (Section 9.07):
[  ]  Yes  [ X ]  No

Participant Self Direction

3.
Specify the extent to which the Plan permits Participant self direction and indicate the Plan's intent to comply with ERISA section 404(c) (Section 9.02) (If "None", questions regarding Participant self direction are disregarded.  Skip to G.7a):

i.	[ X ] All Accounts and 404(c) applies
ii.	[ ] All Accounts but 404(c) does not apply
iii.	[ ] Some Accounts and 404(c) applies
iv.	[ ] Some Accounts but 404(c) does not apply
v.	[ ] None
4.	If G.3.v (None) is not selected, Participants may also establish individual brokerage accounts:
[  ]  Yes  [ X ]  No
5.
Participants may exercise voting rights with respect to the following investments (Section 9.06) (If G.1 is "Yes" and G.3.i or G.3.iii (404(c) applies) is selected then voting rights may not be "None"):

i.	[ ] None
ii.	[ ] Company stock only
iii.	[ X ] All investments
6.	If G.3.iii or G.3.iv (Some Accounts) is selected, a Participant may self direct the following accounts:
a.	[ ] Elective Deferral Account.
b.	[ ] Matching Contribution Account.
c.	[ ] Voluntary Contribution Account.
d.	[ ] Profit Sharing Contribution Account.
e.	[ ] Qualified Nonelective Contribution Account.
f.	[ ] Rollover Contribution Account.
g.	[ ] Transfer Account.

Valuation Date

7a.	Enter Valuation Date (if G.3.i or G.3.iii (404(c) applies) is selected, then Valuation Date must be at least quarterly)
i.	[ ] Last day of Plan Year
ii.	[ ] Last day of each Plan quarter
iii.	[ ] Last day of each month
iv.	[ X ] Each business day
v.	[ ] Other
7b.	If G.7a.v is selected, enter Valuation Date: __________ (Must be at least annually).

1

Plan Administration

10a.	Designation of Plan Administrator (Section 12.01):
i.	[ X ] Plan Sponsor
ii.	[ ] Committee appointed by Plan Sponsor
iii.	[ ] Other
10b.	If G.10a.iii is selected, Name of Plan Administrator: __________
11.	Establishment of procedures for the Plan Administrator and the Investment Fiduciary (Sections 12.01(c) and 12.02(c)):
i.	[ X ] Plan Administrator and Investment Fiduciary adopt own procedures.
ii.	[ ] Board sets procedures for Plan Administrator and Investment Fiduciary.
12a.	Type of indemnification for the Plan Administrator and Investment Fiduciary:
i.	[ ] None - the Company will not indemnify the Plan Administrator or the Investment Fiduciary.
ii.	[ X ] Standard according to Section 12.06.
iii.	[ ] Custom.
12b.
If G.12a.iii (Custom) is selected, indemnification for the Plan Administrator and Investment Fiduciary is provided pursuant to an Addendum to the Adoption Agreement. The addition of such Addendum shall not be considered a modification to the Adoption Agreement.

Trust

20.	Trust Agreement is contained in a document separate from the Basic Plan Document.
i.	[ X ] No
ii.	[ ] Yes - Section 10.09 of the Basic Plan Document shall apply.
NOTE: If a separate trust agreement is to be used (G.20.ii is selected) G.10 - G.12 shall apply only to the extent that they are not superseded by the terms of the separate trust agreement.  Only the Trust document previously approved by the IRS may be utilized with this Plan and still rely on the Plan's opinion letter.
21.	Trustee Type
i.	[ ] Corporate
ii.	[ X ] Individual
22.	If G.21.i (Corporate) is selected, enter Trustee address: __________
23.	Name of Trustee: Sandra Driver and Robin Glass
24a.	If G.20.i(use trust in Basic Plan Document) is selected, type of Trustee Indemnification:
i.	[ X ] Standard according to Section 10.07(b)
ii.	[ ] Custom
24b.
If G.20.i (use trust in Basic Plan Document) is selected and G.24a.ii (Custom) is selected, indemnification for the Trustee is provided pursuant to an Addendum to the Adoption Agreement. The addition of such Addendum shall not be considered a modification to the Adoption Agreement.

25.	If G.20.i (use trust in Basic Plan Document) is selected, the Trustees may designate one or more Trustees to act on behalf of all Trustees (Section 10.05(b)(2)):
[ X ]  Yes  [  ]  No
26a.	The Trustee is also the Investment Fiduciary (Section 10.06):
[ X ]  Yes  [  ]  No
26b.	If G.26a is "No", enter the name of the Investment Fiduciary: __________.

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed this 20th day of January, 2011.

HERITAGEBANK OF THE SOUTH:

Signature:	/s/ T. Heath Fountain

Print Name:	T. Heath Fountain

Title/Position:	Senior Vice President and Chief Financial Officer

TRUSTEES:

/s/ Sandra Driver
Sandra Driver

/s/ Robin Glass
Robin Glass

  3